                                                                   Exhibit 2.1




                             AGREEMENT AND PLAN OF MERGER

                             AGREEMENT AND PLAN OF MERGER

                                  TABLE OF CONTENTS


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ARTICLE I - THE MERGER . . . . . . . . . . . . . . . . . . . . . . . . . . . . 1
     Section 1.1 Effective Time of Merger. . . . . . . . . . . . . . . . . . . 1
     Section 1.2 Effect of Merger. . . . . . . . . . . . . . . . . . . . . . . 1
     Section 1.3 Capital Stock of Surviving Corporation. . . . . . . . . . . . 2
     Section 1.4 Conversion or Cancellation of NAVIO CAPITAL STOCK . . . . . . 2
     SECTION 1.5 NAVIO OPTIONS . . . . . . . . . . . . . . . . . . . . . . . . 3
     Section 1.6 No Fractional Interests . . . . . . . . . . . . . . . . . . . 4
     Section 1.7 Issuance and Delivery of Merger Securities. . . . . . . . . . 4
     Section 1.8 Stock Transfer Books. . . . . . . . . . . . . . . . . . . . . 4
ARTICLE II - REPRESENTATIONS AND WARRANTIES OF NAVIO . . . . . . . . . . . . . 4
     Section 2.1 Corporate Organization. . . . . . . . . . . . . . . . . . . . 4
     Section 2.2 Capital Structure . . . . . . . . . . . . . . . . . . . . . . 5
     Section 2.3 No Other Agreements . . . . . . . . . . . . . . . . . . . . . 5
     Section 2.4 Authorization; Execution and Delivery . . . . . . . . . . . . 5
     Section 2.5 Governmental Approvals and Filings. . . . . . . . . . . . . . 6
     Section 2.6 No Conflict . . . . . . . . . . . . . . . . . . . . . . . . . 6
     Section 2.7 Financial Statements; Absence of Undisclosed Liabilities. . . 7
     Section 2.8 Absence of Changes. . . . . . . . . . . . . . . . . . . . . . 7
     Section 2.9 Contracts and Commitments . . . . . . . . . . . . . . . . . . 7
     Section 2.10 Legal Proceedings. . . . . . . . . . . . . . . . . . . . . . 9
     Section 2.11 Employee Matters . . . . . . . . . . . . . . . . . . . . . . 9
     Section 2.12 Employee Benefit Plans . . . . . . . . . . . . . . . . . . .10
     Section 2.13 Taxes. . . . . . . . . . . . . . . . . . . . . . . . . . . .11
     Section 2.14 Intellectual Property. . . . . . . . . . . . . . . . . . . .13
     Section 2.15 Environmental Matters. . . . . . . . . . . . . . . . . . . .16
     Section 2.16 Interests of Officers and Directors. . . . . . . . . . . . .16
     Section 2.17 Title to Properties; Absence of Liens and Encumbrances . . .16
     Section 2.18 Governmental Authorizations and Licenses . . . . . . . . . .16
     Section 2.19 Insurance. . . . . . . . . . . . . . . . . . . . . . . . . .16
     Section 2.20 Brokers. . . . . . . . . . . . . . . . . . . . . . . . . . .17
     Section 2.21 Bank Accounts. . . . . . . . . . . . . . . . . . . . . . . .17
     Section 2.22 Disclosure . . . . . . . . . . . . . . . . . . . . . . . . .17
ARTICLE III - REPRESENTATIONS AND WARRANTIES OF NCI. . . . . . . . . . . . . .17
     Section 3.1 Corporate Organization. . . . . . . . . . . . . . . . . . . .17
     Section 3.2 Capital Structure . . . . . . . . . . . . . . . . . . . . . .18
     Section 3.3 No Other Agreements . . . . . . . . . . . . . . . . . . . . .18
     Section 3.4 Authorization; Execution and Delivery . . . . . . . . . . . .18
     Section 3.5 Governmental Approvals and Filings. . . . . . . . . . . . . .19
     Section 3.6 No Conflict . . . . . . . . . . . . . . . . . . . . . . . . .19
     Section 3.7 Financial Statements; Absence of Undisclosed Liabilities. . .19
     Section 3.8 Absence of Changes. . . . . . . . . . . . . . . . . . . . . .20

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                              TABLE OF CONTENTS
                                 (CONTINUED)

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     Section 3.9 Contracts and Commitments . . . . . . . . . . . . . . . . . .20
     Section 3.10 Legal Proceedings. . . . . . . . . . . . . . . . . . . . . .22
     Section 3.11 Employee Matters . . . . . . . . . . . . . . . . . . . . . .22
     Section 3.12 Employee Benefit Plans . . . . . . . . . . . . . . . . . . .22
     Section 3.13 Taxes. . . . . . . . . . . . . . . . . . . . . . . . . . . .25
     Section 3.14 Intellectual Property. . . . . . . . . . . . . . . . . . . .26
     Section 3.15 Environmental Matters. . . . . . . . . . . . . . . . . . . .28
     Section 3.16 Interests of Officers and Directors. . . . . . . . . . . . .28
     Section 3.17 Title to Properties; Absence of Liens and Encumbrances . . .29
     Section 3.18 Governmental Authorizations and Licenses . . . . . . . . . .29
     Section 3.19 Insurance. . . . . . . . . . . . . . . . . . . . . . . . . .29
     Section 3.20 Brokers. . . . . . . . . . . . . . . . . . . . . . . . . . .29
     Section 3.21 Disclosure . . . . . . . . . . . . . . . . . . . . . . . . .29
ARTICLE IV - COVENANTS OF NAVIO. . . . . . . . . . . . . . . . . . . . . . . .30
     Section 4.1 Regular Course of Business. . . . . . . . . . . . . . . . . .30
     Section 4.2 Restricted Activities and Transactions. . . . . . . . . . . .30
     Section 4.3 Taxes; Consent. . . . . . . . . . . . . . . . . . . . . . . .30
     Section 4.4 Negotiation With Others . . . . . . . . . . . . . . . . . . .31
     Section 4.5 Put/Call Agreement. . . . . . . . . . . . . . . . . . . . . .31
     Section 4.6 Stockholder Agreement . . . . . . . . . . . . . . . . . . . .31
     Section 4.7 Stockholder Approval. . . . . . . . . . . . . . . . . . . . .31
     Section 4.8 Documents Delivered to Stockholders . . . . . . . . . . . . .32
     Amendment to Certificate of Incorporation . . . . . . . . . . . . . . . .32
     Section 4.9. Amendment to Certificate of Incorporation. . . . . . . . . .32
     Section 4.10 Stockholder Approval of Excess Parachute Payments. . . . . .32
ARTICLE V - COVENANTS OF NCI . . . . . . . . . . . . . . . . . . . . . . . . .32
     Section 5.1 Regular Course of Business. . . . . . . . . . . . . . . . . .32
     Section 5.2 Restricted Activities and Transactions. . . . . . . . . . . .32
     Section 5.3 Documents Delivered to Stockholders . . . . . . . . . . . . .33
     Section 5.4 Indemnification of Navio Directors and Officers . . . . . . .33
     Section 5.5  Negotiation With Others. . . . . . . . . . . . . . . . . . .33
     Section 5.6 Restated Certificate of Incorporation . . . . . . . . . . . .34
     Section 5.7 Carve Out From Covenants. . . . . . . . . . . . . . . . . . .34
ARTICLE VI - MUTUAL COVENANTS. . . . . . . . . . . . . . . . . . . . . . . . .34
     Section 6.1 Confidentiality . . . . . . . . . . . . . . . . . . . . . . .34
     Section 6.2 Expenses. . . . . . . . . . . . . . . . . . . . . . . . . . .34
     Section 6.3 Public Announcements. . . . . . . . . . . . . . . . . . . . .34
     Section 6.4 Agreements to Cooperate . . . . . . . . . . . . . . . . . . .34
     Section 6.5 State Statutes. . . . . . . . . . . . . . . . . . . . . . . .35
     Section 6.6 Fairness Hearing and Permit . . . . . . . . . . . . . . . . .35

                                    -ii-

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                              TABLE OF CONTENTS
                                 (CONTINUED)

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     Section 6.7 Additional Agreements . . . . . . . . . . . . . . . . . . . .35
     Section 6.8 HSR Act Filing. . . . . . . . . . . . . . . . . . . . . . . .35
     Section 6.9 Dividends and Distributions; Repurchases. . . . . . . . . . .36
     Section 6.10 Consents, Approvals and Filings. . . . . . . . . . . . . . .36
     Section 6.11 Access to Records and Properties . . . . . . . . . . . . . .37
     Section 6.12 Reorganization . . . . . . . . . . . . . . . . . . . . . . .37
     Section 6.13 Employee Benefits. . . . . . . . . . . . . . . . . . . . . .37
ARTICLE VII - CONDITIONS TO THE OBLIGATIONS OF THE PARTIES . . . . . . . . . .37
     Section 7.1 Stockholder Approval. . . . . . . . . . . . . . . . . . . . .37
     Section 7.2 HSR . . . . . . . . . . . . . . . . . . . . . . . . . . . . .37
     Section 7.3 No Injunctions or Restraints; Illegality. . . . . . . . . . .37
ARTICLE VIII - CONDITIONS TO THE OBLIGATIONS OF NCI. . . . . . . . . . . . . .38
     Section 8.1 Performance of Covenants. . . . . . . . . . . . . . . . . . .38
     Section 8.2 No Governmental or Other Proceeding or Litigation . . . . . .38
     Section 8.3 Approvals and Consents. . . . . . . . . . . . . . . . . . . .38
     Section 8.4 Opinion of Counsel. . . . . . . . . . . . . . . . . . . . . .39
     Section 8.5 Certificate . . . . . . . . . . . . . . . . . . . . . . . . .39
     Section 8.6 Tax Opinion . . . . . . . . . . . . . . . . . . . . . . . . .39
     Section 8.7 Dissenting Shares . . . . . . . . . . . . . . . . . . . . . .39
     Section 8.8 FIRPTA. . . . . . . . . . . . . . . . . . . . . . . . . . . .39
     Section 8.9 Put/Call and Voting Agreement . . . . . . . . . . . . . . . .39
     Section 8.10 Stockholders Agreements. . . . . . . . . . . . . . . . . . .39
     Section 8.11 Fairness Hearing and Permit. . . . . . . . . . . . . . . . .39
     Section 8.12 Netscape  Warrant; Navio Stockholder Agreement . . . . . . .39
     Section 8.13 Representations and Warranties . . . . . . . . . . . . . . .40
     Section 8.14. Amendment to Certificate of Incorporation . . . . . . . . .40
ARTICLE IX - CONDITIONS TO NAVIO'S OBLIGATIONS . . . . . . . . . . . . . . . .40
     Section 9.1 Performance of Covenant . . . . . . . . . . . . . . . . . . .40
     Section 9.2 No Governmental or Other Proceeding or Litigation . . . . . .40
     Section 9.3 Approvals and Consents. . . . . . . . . . . . . . . . . . . .40
     Section 9.4 Opinion of Counsel. . . . . . . . . . . . . . . . . . . . . .41
     Section 9.5 Certificates. . . . . . . . . . . . . . . . . . . . . . . . .41
     Section 9.6 Tax Opinion . . . . . . . . . . . . . . . . . . . . . . . . .41
     Section 9.7 Fairness Hearing and Permit . . . . . . . . . . . . . . . . .41
     Section 9.8 Representations and Warranties. . . . . . . . . . . . . . . .41
     Section 9.9 Restated Certificate of Incorporation . . . . . . . . . . . .41
     Section 9.10 Stockholders Agreement and Put/Call and Voting Agreement . .41
ARTICLE X - [RESERVED] . . . . . . . . . . . . . . . . . . . . . . . . . . . .42
ARTICLE XI - TERMINATION . . . . . . . . . . . . . . . . . . . . . . . . . . .42
     Section 11.1 Termination and Abandonment. . . . . . . . . . . . . . . . .42

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                              TABLE OF CONTENTS
                                 (CONTINUED)

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     Section 11.2 Effect of Termination. . . . . . . . . . . . . . . . . . . .43
ARTICLE XII - MISCELLANEOUS PROVISIONS . . . . . . . . . . . . . . . . . . . .43
     Section 12.1 Amendment and Modification . . . . . . . . . . . . . . . . .43
     Section 12.2 Waiver of Compliance . . . . . . . . . . . . . . . . . . . .43
     Section 12.3 No Survival of Representations and Warranties. . . . . . . .43
     Section 12.4 Notices. . . . . . . . . . . . . . . . . . . . . . . . . . .43
     Section 12.5 Assignment . . . . . . . . . . . . . . . . . . . . . . . . .44
     Section 12.6 Governing Law. . . . . . . . . . . . . . . . . . . . . . . .44
     Section 12.7 Parties in Interest. . . . . . . . . . . . . . . . . . . . .45
     Section 12.8 Counterparts . . . . . . . . . . . . . . . . . . . . . . . .45
     Section 12.9 Headings and References. . . . . . . . . . . . . . . . . . .45
     Section 12.10 Entire Agreement. . . . . . . . . . . . . . . . . . . . . .45
     Section 12.11 Severability. . . . . . . . . . . . . . . . . . . . . . . .45
     Section 12.12 Other Remedies. . . . . . . . . . . . . . . . . . . . . . .45
     Section 12.13 Further Assurances. . . . . . . . . . . . . . . . . . . . .45
     Section 12.14 Mutual Drafting . . . . . . . . . . . . . . . . . . . . . .45

EXHIBITS
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
Exhibit 1.7      Procedures for Issuing Merger Securities
Exhibit 4.5      Put/Call and Voting Agreement
Exhibit 4.6      Stockholder Agreement
Exhibit 4.9      NAVIO Certificate of Amendment
Exhibit 5.6      NCI Restated Certificate of Incorporation
Exhibit 8.4      Opinion of Gunderson, Dettmer, Stough, Villeneuve, Franklin & Hachigian, LLP
Exhibit 9.4      Opinion of Venture Law Group

SCHEDULES
---------
Schedule 5.4     List of Indemnification Agreements between NAVIO and its Directors
Schedule 8.3     Consents to be obtained by NAVIO
Schedule 9.3     Consents to be obtained by NCI


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                             AGREEMENT AND PLAN OF MERGER

     This Agreement and Plan of Merger ("AGREEMENT") is entered into as of May __, 1997, among Network Computer, Inc., a Delaware corporation ("NCI"), and NAVIO COMMUNICATIONS, INC., a Delaware corporation ("NAVIO").

                                      BACKGROUND

     ORACLE CORPORATION, A DELAWARE CORPORATION ("ORACLE") and the Boards of Directors of NCI and NAVIO have approved and adopted this Agreement pursuant to which NCI and NAVIO will combine their operations by means of a merger of NAVIO with and into NCI (the "MERGER") under the Delaware General Corporation Law (the "DGCL"). The Merger is intended to qualify for federal income tax purposes as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended (the "CODE").

     The parties hereto agree as follows:

                                      ARTICLE I

                                      THE MERGER

     Section 1.1 EFFECTIVE TIME OF MERGER. As soon as practicable after each condition to the obligations of NCI and NAVIO hereunder has been satisfied or waived (but in any event within two business days of such time), a Certificate of Merger in form reasonably satisfactory to the parties (the "MERGER CERTIFICATE") will be properly completed, executed and delivered for filing to the Secretary of State of the State of Delaware as provided in the DGCL. The Merger will become effective upon the filing of the Merger Certificate or such later time specified in the Merger Certificate (the "EFFECTIVE TIME"). Immediately prior to the filing of the Merger Certificate, a closing (the "CLOSING") will be held at the offices of Venture Law Group, 2800 Sand Hill Road, Menlo Park, California. The date on which the Closing shall occur is referred to herein as the "CLOSING DATE."

     Section 1.2    EFFECT OF MERGER.  At the Effective Time:

          (a) NAVIO will be merged with and into NCI. NCI will be the surviving corporation (the "SURVIVING CORPORATION") in the Merger, and the separate existence and corporate organization of NAVIO will cease. NCI, as the Surviving Corporation, will succeed, insofar as permitted by law, to all rights, assets, liabilities and obligations of NAVIO in accordance with the DGCL.

          (b) The Certificate of Incorporation of NCI will be the Certificate of Incorporation of the Surviving Corporation and the Bylaws of NCI will be the Bylaws of the Surviving Corporation, each until amended as provided by law.

          (c) The directors of NCI will be the initial directors of the Surviving Corporation at and after the Effective Time, each to hold office in accordance with the Certificate of Incorporation and Bylaws of the Surviving Corporation, and the officers of NCI immediately prior to the Effective Time will be the initial officers of the Surviving Corporation at and after the Effective Time, in each case until their respective successors are duly elected or appointed and qualified.

          (d) Prior to the Effective Time, NCI will take all necessary corporate action to cause the following persons to comprise the Board of the Directors of NCI at the Effective Time, each to hold office in accordance with the Certificate of Incorporation and Bylaws of NCI: four persons designated by ORACLE; JERRY BAKER; WEI YEN; and one person designated by NETSCAPE COMMUNICATIONS CORPORATION, A DELAWARE CORPORATION ("NETSCAPE"). NCI shall also take all necessary corporate action to cause JERRY BAKER to be appointed as Chief Executive Officer of NCI and for WEI YEN to be appointed as President of NCI, in each case effective at the Effective Time and in each case until their respective successors are duly elected or appointed and qualified.

     Section 1.3 CAPITAL STOCK OF SURVIVING CORPORATION. Following the Effective Time, all issued and outstanding shares of capital stock of NCI will continue to be fully paid and nonassessable shares of capital stock of the Surviving Corporation. Each certificate of NCI evidencing ownership of any such shares will continue to evidence ownership of the same number and type of shares of capital stock of the Surviving Corporation.

     Section 1.4 CONVERSION OR CANCELLATION OF NAVIO CAPITAL STOCK. At the Effective Time:

          (a) (i) Each share of Series A Preferred Stock of NAVIO ("NAVIO SERIES A PREFERRED STOCK") issued and outstanding immediately prior to the Effective Time (other than any shares canceled or retired pursuant to Section 1.4(b) and other than Dissenting Shares (as defined below)) will cease to be outstanding and will be converted into that number of shares of Series B Preferred Stock of NCI, $0.001 par value per share ("NCI SERIES B STOCK"), equal to the Preferred Stock Exchange Amount. The "PREFERRED STOCK EXCHANGE AMOUNT" shall equal the Total Number of Shares of NCI Series B Stock (as defined below) divided by the number of shares of NAVIO Series A Preferred Stock issued and outstanding at the Effective Time.

               (ii) Each share of Common Stock of NAVIO ("NAVIO COMMON STOCK") issued and outstanding immediately prior to the Effective Time (other than any shares canceled or retired pursuant to Section 1.4(b) and other than Dissenting Shares (as defined below)) will cease to be outstanding and will be converted into that number of shares of Series C Preferred Stock of NCI, $0.001 par value per share ("NCI SERIES C STOCK"), equal to the Common Stock Exchange Amount. The "COMMON STOCK EXCHANGE AMOUNT" shall equal the Total Number of Shares of NCI Series C Stock (as defined below) divided by the total of (a) the number of shares of NAVIO Common Stock issued and outstanding at the Effective Time and
(b) the number of shares of NAVIO Common Stock issuable upon exercise of options and warrants issued and outstanding at the Effective Time.

               (iii) The "TOTAL NUMBER OF SHARES OF NCI SERIES B STOCK" plus the "TOTAL NUMBER OF SHARES OF NCI SERIES C STOCK" shall equal 40% of the fully diluted shares of capital stock of NCI as of the Effective Time, assuming conversion of all convertible securities of NCI (INCLUDING 16,363,636 SHARES OF NCI SERIES A-1 PREFERRED STOCK ISSUABLE TO ORACLE AS CONTEMPLATED IN SCHEDULE 3.2 TO THE NCI DISCLOSURE SCHEDULE AND EXCLUDING ALL OTHER SHARES OF SERIES A-1 PREFERRED STOCK), and the exercise of all outstanding options to acquire shares of NCI capital stock, assuming that the shares of NCI Series B Stock and NCI Series
C Stock are outstanding (the "FULLY DILUTED NCI SHARES"). The ratio of the "TOTAL NUMBER OF SHARES OF NCI SERIES B STOCK" to the "TOTAL NUMBER OF SHARES
OF NCI SERIES C STOCK" shall equal the ratio of the number of shares of NAVIO Series A Preferred Stock issued and outstanding at the Effective Time to the total of (a) the number of shares of NAVIO Common Stock issued and outstanding at the Effective Time and (b) the number of shares of NAVIO
Common Stock issuable upon exercise of options and warrants issued and outstanding at the Effective Time.

          (b) Each share of NAVIO capital stock which, immediately prior to the Effective Time, was issued and held in the treasury of NAVIO or was issued and outstanding and held by NAVIO or any direct or indirect wholly-owned subsidiary of NAVIO will be canceled or retired and no issuance of NCI Series B Stock or NCI Series C Stock (collectively, "MERGER SECURITIES") or other payment will be made with respect thereto.

          (c) Notwithstanding anything in this Agreement to the contrary, shares of NAVIO capital stock which are dissenting shares (as defined in the DGCL, or alternatively, the California General Corporation Law (the "CGCL"), to the extent that NAVIO is determined to be a foreign corporation contemplated by
Section 2115 of the CGCL) or which remain eligible at the Effective Time to become dissenting shares (collectively, "DISSENTING SHARES") will not be converted into or represent a right to receive any Merger Securities, but the holders thereof will be entitled only to such rights as are granted by the DGCL or the CGCL, as the case may be. Each holder of Dissenting Shares who becomes entitled to payment therefor pursuant to the DGCL or CGCL will receive payment from the Surviving Corporation in accordance with the DGCL or CGCL, as the case may be. NAVIO will give NCI prompt notice of any written demands for purchase and any other instruments served pursuant to either the DGCL or CGCL and will cooperate with NCI in any negotiations or proceedings with respect to demands for purchase under such laws. NAVIO will not, without the written consent of NCI, voluntarily make any payment with respect to any demands for purchase or offer to settle or settle any such demands.

     Section 1.5 NAVIO OPTIONS. At the Effective Time, all NAVIO Options (as defined in Section 2.2 below) outstanding at the Effective Time will, by virtue of the Merger and without any further action on the part of NAVIO or the holder of any such option, be assumed by NCI and each such option assumed by NCI will be exercisable upon the same terms and conditions as under the existing agreements covering such option, except that (i) each such option will be exercisable for that whole number of shares of NCI Series C Stock (rounded to the nearest whole share) into which the number of shares of NAVIO Common Stock subject to such option immediately prior to the Effective Time would be converted under Section 1.4(a), and (ii) the exercise price per share of NCI Series C Stock will be an amount equal to the exercise price per share of NAVIO Common Stock subject to such option in effect immediately prior to the Effective Time divided by the Common Stock Exchange Amount (the exercise price per share, as so determined, being rounded upward to the nearest full cent). From and after the Effective Time, all references to NAVIO in any agreements covering such options will be deemed to refer to NCI. The assumption of NAVIO Options under this Section 1.5 is intended to constitute an assumption of stock options in a transaction to which Section 424(a) of the Code applies, and this Section 1.5 shall be interpreted and applied in a manner consistent with such intent.

     Section 1.6 NO FRACTIONAL INTERESTS. Neither certificates nor scrip for fractional interests in the Merger Securities issued pursuant to Section 1.4(a) hereof will be issued, but in lieu thereof each holder of shares of NAVIO capital stock who would otherwise have been entitled pursuant to Section 1.4(a) hereof to a fraction of a share of NCI Series B Stock will be paid an amount in cash equal to such fraction multiplied by $1.10.

     Section 1.7 ISSUANCE AND DELIVERY OF MERGER SECURITIES. The issuance and delivery of the Merger Securities shall take place in accordance with the procedures set forth in EXHIBIT 1.7 hereto.

     Section 1.8 STOCK TRANSFER BOOKS. At the Effective Time, the stock transfer books of NAVIO will be closed and no transfer of NAVIO capital stock will thereafter be made.

                                      ARTICLE II

                            REPRESENTATIONS AND WARRANTIES
                                       OF NAVIO

     As of the date hereof and as of the Closing Date, except as disclosed in a document referring specifically to the relevant subsections of this Article II which is delivered by NAVIO to NCI prior to execution of this Agreement (the "NAVIO DISCLOSURE SCHEDULE"), NAVIO hereby represents and warrants to NCI as follows:

     Section 2.1 CORPORATE ORGANIZATION. NAVIO is a corporation duly organized, validly existing and in good standing under the laws of its state of incorporation and has all requisite corporate power and authority and all necessary governmental authorizations to own, lease and operate its properties and to conduct its business as it is now being conducted, except to the extent that the failure to obtain such governmental consents would not have a material adverse effect on NAVIO's Business (as defined below). NAVIO has no subsidiaries. NAVIO is duly qualified or licensed to do business and is in good standing as a foreign corporation in each state or other jurisdiction in which the nature of its business or operations or ownership of its property requires such qualification or licensing, except where the failure to be so qualified or licensed would not, individually or in the aggregate, have a material adverse effect on the condition (financial or otherwise), business, properties, assets or results of operations of NAVIO (collectively, "NAVIO'S BUSINESS"). The minute books of NAVIO, as made available to NCI, contain complete and accurate records of any and all corporate action material to NAVIO's Business taken by NAVIO since its date of incorporation. NAVIO has no direct or indirect interest in or loans to any partnership, corporation, joint venture, business association or other entity. NAVIO has delivered to NCI complete and correct copies of the Certificate of Incorporation and Bylaws of NAVIO as amended to the date hereof.

     Section 2.2 CAPITAL STRUCTURE. The authorized capital stock of NAVIO consists of 55,555,555 shares of Common Stock, $.0001 par value ("NAVIO COMMON STOCK"), 7,777,777 shares of Preferred Stock, all of which are designated Series A Preferred Stock. There are issued and outstanding as of the date of this Agreement 21,111,112 shares of NAVIO Common Stock and 7,777,777 shares of
Series A Preferred Stock. There are outstanding options to purchase 10,820,000 shares of NAVIO Common Stock (the "NAVIO OPTIONS") as of the date of this Agreement, all of which have been granted to employees of or consultants to NAVIO pursuant to the 1996 Stock Plan. In addition, the Company has issued to NETSCAPE a warrant dated July 9, 1996 (the "NETSCAPE WARRANT") which is outstanding as of the date hereof, a copy of which has been provided to counsel to NCI. NETSCAPE has agreed in writing with NAVIO THAT THE NETSCAPE Warrant shall terminate unexercised at the Effective Time. All outstanding shares of NAVIO capital stock are, and all shares of NAVIO Common Stock to be issued upon exercise of NAVIO Options will be when exercised and paid for, validly issued, fully paid and nonassessable and not subject to any preemptive rights. The NAVIO Disclosure Schedule includes a list of all holders of NAVIO capital stock and all holders of NAVIO Options, including for each holder, his or her address, the number and type of shares held by each holder, and any repurchase rights or other restrictions on such shares and option, as well as the vesting schedule and exercise price for each such NAVIO Option. Other than as disclosed in the NAVIO Disclosure Schedule, the NAVIO Options, the conversion rights of the Series A Preferred Stock set forth in the NAVIO Certificate of Incorporation and the NETSCAPE Warrant, there are no options, warrants, calls, conversion rights, commitments or agreements of any character to which NAVIO is a party or by it may be bound that do or may obligate NAVIO to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of NAVIO capital stock.
NAVIO is not under any obligation to register under the Securities Act of 1933, as amended (the "SECURITIES ACT") any of its presently outstanding securities or any securities that may subsequently be issued. There are no agreements or understandings to which NAVIO is a party or, to the knowledge of NAVIO, any other agreements or understandings with respect to the transfer or voting of shares of NAVIO capital stock. Except as set forth in the NAVIO Disclosure Schedule, the NAVIO Options vest at the rate of 25% after one year, and 1/48 of the total amount per month thereafter, and such vesting does not accelerate upon the occurrence of any event. NAVIO has not accepted and is not obligated to accept any license of technology or other proprietary rights of Silicon Graphics, Inc. ("SGI") which would require NAVIO to issue equity securities to SGI.

     Section 2.3 NO OTHER AGREEMENTS. Except as provided in this Agreement, NAVIO has no legal obligation, absolute or contingent, to any person or firm to sell any of its assets other than in the ordinary course of business or to effect any merger, consolidation or reorganization of NAVIO or to enter into any agreement with respect thereto.

     Section 2.4 AUTHORIZATION; EXECUTION AND DELIVERY. NAVIO has all requisite corporate power and authority: (a) to execute and deliver this Agreement, the Merger Certificate and the agreements attached as exhibits hereto, and the Supplemental Agreement and the Stock Option Agreement each dated the date hereof, to which NAVIO is, or is to be, a party (the "NAVIO ANCILLARY AGREEMENTS"); (b) to perform its obligations under this Agreement, the Merger Certificate and the NAVIO Ancillary Agreements; and (c) to consummate the transactions contemplated hereby and thereby. The execution, delivery and performance of this Agreement, the Merger Certificate and the NAVIO Ancillary Agreements by NAVIO and the consummation by NAVIO of the transactions contemplated hereby and thereby have been duly approved and authorized by all requisite corporate action of NAVIO and its stockholders. This Agreement and the NAVIO Ancillary
Agreements have been duly executed and delivered by NAVIO, and assuming its due authorization, execution and delivery by NCI, constitutes the legal, valid and binding obligation of NAVIO, enforceable in accordance with its terms. The Board of Directors of NAVIO has unanimously determined that it is advisable and in the best interest of NAVIO's stockholders for NAVIO to enter into this Agreement, the Merger Certificate and the NAVIO Ancillary
Agreements and to consummate the transactions contemplated hereby and thereby.

     Section 2.5 GOVERNMENTAL APPROVALS AND FILINGS. No approval, authorization, consent, license, clearance or order of, declaration or notification to, or filing, registration or compliance with, any governmental or regulatory authority ("GOVERNMENTAL ENTITY") is required on the part of NAVIO in order (a) to permit NAVIO to perform its obligations under this Agreement, or
(b) to prevent the termination of any right, privilege, license or agreement of NAVIO or to prevent any loss to NAVIO's Business by reason of the transactions contemplated by this Agreement, except for (i) the filing of a premerger notification report by NAVIO, NETSCAPE AND WEI YEN under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR ACT"), (ii) the filing of the Merger Certificate with the Delaware Secretary of State, (iii) the issuance of a permit by the California Department of Corporations with respect to the issuance by NCI of the Merger Securities, and (iv) such other consents, approvals authorizations, registrations or qualifications as may be required under applicable securities or Blue Sky laws in connection with the Merger.

     Section 2.6 NO CONFLICT. Except for compliance with the governmental and regulatory requirements described in Section 2.5, neither the execution, delivery and performance of this Agreement, the Merger Certificate and the NAVIO Ancillary Agreements by NAVIO nor the consummation by NAVIO of the transactions contemplated hereby and thereby will: (a) conflict with, or result in a breach of, any of the terms, conditions or provisions of NAVIO's Certificate of Incorporation or Bylaws; (b) conflict with, result in a breach or violation of, give rise to a termination right or a default under, result in the acceleration of performance under (whether or not after the giving of notice or lapse of time or both), any mortgage, lien, lease, agreement, note, bond, indenture, guarantee or instrument or any license or franchise granted by or to a third party, in each case, that is material to NAVIO's Business or that is referenced in the NAVIO Disclosure Schedule and that would reasonably be expected to have a material adverse effect on NAVIO's Business or financial condition; (c) conflict with, or result in a violation of, any statute, regulation, law, ordinance, writ, injunction, order, judgment or decree to which NAVIO or any of its assets may be subject; (d) give rise to a declaration or imposition of any lien, charge, security interest or encumbrance of any nature whatsoever upon any of the assets of NAVIO; (e) have a material adverse effect on any franchise, license, permit or other governmental approval which is material to NAVIO's Business or is necessary to enable NAVIO to carry on its business as presently conducted or is required of any employee or agent of NAVIO to enable them to carry out their duties on behalf of NAVIO; or (f) require the consent of any third party.

     Section 2.7    FINANCIAL STATEMENTS; ABSENCE OF UNDISCLOSED LIABILITIES.

          (a) NAVIO has furnished NCI with the balance sheet of NAVIO as of December 31, 1996, and the related statements of operations, cash flows and changes in stockholders' equity for the year ended December 31, 1996, and the unaudited balance sheet of NAVIO as of February 28, 1997, and the related statements of operations, cash flows and changes in stockholders' equity for the two-month period ended February 28, 1997 (the "NAVIO FINANCIAL STATEMENTS").
All of such financial statements, including the notes thereto, (i) are in accordance with the respective books of NAVIO; (ii) have been prepared in accordance with generally accepted accounting principles ("GAAP") consistently applied throughout the periods involved; (iii) present fairly the financial position of NAVIO as of the respective dates thereof and the results of operations and cash flows of NAVIO for the respective periods indicated therein; and (iv) do not reflect any material items of nonrecurring income except as stated therein.

          (b) NAVIO has no liabilities of any nature, whether accrued, absolute, contingent or otherwise, and whether due or to become due, that would be required to be reflected in a balance sheet, or in the notes thereto, prepared in accordance with GAAP that were not disclosed or provided for in the NAVIO Financial Statements or the notes thereto other than liabilities incurred since February 28, 1997, which were incurred in the ordinary course of business and are not individually or in the aggregate, material to NAVIO's Business. All reserves set forth on the NAVIO Financial Statements or the notes thereto were adequate. There are no material loss contingencies (as such term is used in Statement of Financial Accounting Standards No. 5) that were not adequately provided for in the NAVIO Financial Statements or reflected in the notes thereto.

     Section 2.8 ABSENCE OF CHANGES. Since February 28, 1997: (a) there has been no material adverse change in NAVIO's Business or any development particular to NAVIO's Business and not generally known to the public that reasonably could be expected to cause a material adverse change in NAVIO's Business; (b) there has been no damage, destruction or loss (whether or not covered by insurance) which has had a material adverse effect on any assets material to NAVIO's Business; (c) there has been no change by NAVIO in accounting principles or methods except insofar as may be required by a change in generally accepted accounting principles; (d) there has been no revaluation by NAVIO of any of its assets, including, without limitation, writing down the value of inventory or writing off notes or accounts receivable; and (e) NAVIO has conducted its business only in the ordinary course consistent with past practice.

     Section 2.9    CONTRACTS AND COMMITMENTS.

          (a)  NAVIO is not a party or subject to:

               (i) Any union contract or collective bargaining agreement or any employment contract or arrangement, written or oral, providing for future compensation with any officer, consultant, director or employee that is not terminable by it on 30 days' notice or less without penalty or obligation to make payments related to such termination, other than (A) (in the case of employees other than executive officers) such severance agreements as are not different from standard arrangements offered to employees generally in the ordinary course of business consistent with NAVIO's past practices, a description of which is set forth in the NAVIO Disclosure Schedule and (B) such agreements as may be imposed or implied by law;

               (ii) Any plans, contracts or arrangements, written or oral, which collectively require aggregate payments by NAVIO in excess of $50,000 for bonuses, pensions, deferred compensation, severance pay or benefits, retirement payments, profit-sharing, or the like;

               (iii) Any joint marketing, joint development or joint venture contract or arrangement or any other agreement that has involved or is expected to involve a sharing of profits with other persons;

               (iv) Any existing OEM agreement, distribution agreement, volume purchase agreement, or other similar agreement pursuant to which NAVIO has granted or received most favored customer provisions or exclusive marketing rights related to any product, group of products or territory;

               (v) Any lease for real or personal property pursuant to which the amount of payments which NAVIO is required to make on an annual basis exceeds $100,000;

               (vi) Any agreement, contract, mortgage, indenture, lease, instrument, license, franchise, permit, concession, arrangement, commitment or authorization that may be, by its terms, terminated or breached by reason of the execution of this Agreement, the Merger Certificate or any NAVIO Ancillary Agreement, the closing of the Merger, or the consummation of the transactions contemplated hereby or thereby;

               (vii) Except for trade indebtedness incurred in the ordinary course of business, any instrument evidencing or related in any way to indebtedness in excess of $50,000 incurred in the acquisition of companies or other entities or indebtedness in excess of $50,000 for borrowed money by way of direct loan, sale of debt securities, purchase money obligation, conditional sale, guarantee, indemnification or otherwise;

               (viii) Any license agreement, either as licensor or licensee (excluding nonexclusive object code software licenses granted to end-users in the ordinary course of business that permit use of software products without a right to modify, distribute or sublicense the same ("END-USER LICENSES"));

               (ix) Any contract containing covenants purporting to limit NAVIO's freedom to compete in any line of business or in any geographic area or with any third party;

               (x) Any agreement, contract or commitment relating to capital expenditures and involving future obligations in excess of $50,000; or

               (xi) Any other agreement, contract or commitment that is material to NAVIO.

          (b) Each agreement, contract, mortgage, indenture, plan, lease, instrument, permit, concession, franchise, arrangement, license and commitment listed in the NAVIO Disclosure Schedule is valid and binding on NAVIO and is in full force and effect, and neither NAVIO, nor to the knowledge of NAVIO any other party thereto, has breached in any material respect any provision of, or is in default in any material respect under the terms of, any such agreement, contract, mortgage, indenture, plan, lease, instrument, permit, concession, franchise, arrangement, license or commitment.

          (c) There is no agreement, judgment, injunction, order or decree binding upon NAVIO which has or could reasonably be expected to have the effect of prohibiting or materially impairing any material current business practice of NAVIO, any acquisition of material property by NAVIO or the conduct of business by NAVIO as currently conducted or as proposed to be conducted.

     Section 2.10 LEGAL PROCEEDINGS. NAVIO is not in violation of, and has not received any notice of any violation of: (a) any applicable statute, law, regulation, ordinance, writ, injunction, order, judgment or decree, the effect of which violation could, individually or in the aggregate, reasonably be expected to be materially adverse to NAVIO's Business; or (b) any provision of the Certificate of Incorporation or Bylaws of NAVIO. There is no order, writ, injunction, judgment or decree outstanding, and no legal, administrative, arbitration or other proceeding, action, suit or governmental investigation or inquiry against NAVIO or its assets or business ("NAVIO LEGAL PROCEEDINGS") pending or, to the knowledge of NAVIO, threatened. To the knowledge of NAVIO, there are no claims against NAVIO or its assets or business, that could, individually or in the aggregate, have a material adverse effect on NAVIO's Business. There is no NAVIO Legal Proceeding that in any manner challenges or seeks to prevent, enjoin, alter or delay any of the transactions contemplated hereby. There are no existing agreements to provide indemnification for liabilities of its officers and directors for acts or omissions by such persons.

     Section 2.11 EMPLOYEE MATTERS. NAVIO is in compliance in all material respects with all currently applicable laws and regulations respecting employment, discrimination in employment, terms and conditions of employment and wages and hours and occupational safety and health and employment practices, and is not engaged in any unfair labor practice. NAVIO has not received any notice from any governmental entity, and to the knowledge of NAVIO, there has not been asserted before any governmental entity, any claim action or proceeding to which NAVIO is a party, and there is neither pending nor, to the knowledge of NAVIO, threatened any investigation or hearing concerning NAVIO arising out of or based upon any such laws, regulations or practices. There are no pending claims against NAVIO under any workers compensation plan or policy for any long-term disability. NAVIO has complied in all material aspects with all applicable provisions of the Consolidated Omnibus Budget Reconciliation Act of 1985 ("COBRA") and has no material obligations with respect to any former employees or qualifying beneficiaries THEREUNDER.

     Section 2.12     EMPLOYEE BENEFIT PLANS.

          (a) NAVIO has disclosed in Section 2.9(a)(ii) or 2.12 of the NAVIO Disclosure Schedule a list of all material employee welfare benefit plans (as defined in Section 3(1) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")), employee pension benefit plans (as defined in
Section 3(2) of ERISA) and all other bonus, stock option, stock purchase, benefit, profit sharing, savings, retirement, disability, insurance, incentive, deferred compensation and other similar fringe or employee benefit plans, programs or arrangements for the benefit of, or relating to, any employee of, or independent contractor or consultant to, NAVIO or any of its subsidiaries (together, the "NAVIO EMPLOYEE PLANS").

          (b) NAVIO has made available to NCI true and complete copies of all Employee Plans, as in effect, together with all amendments thereto that will become effective at a later date, as well as the latest Internal Revenue Service determination letters obtained with respect to any NAVIO Employee Plan qualified under Section 401(a) or 501(a) of the Code. Also with respect to each NAVIO Employee Plan, true and complete copies of the (i) three most recent annual actuarial valuation reportS, if any, (ii) three last filed Forms 5500 together with Schedule A or B thereto or both, (iii) summary plan description (as defined in ERISA), if any, and all modifications thereto communicated to employees, and
(iv) three most recent annual and periodic accountingS of related plan assets, if any, have been, or will be, made available to NCI and are, or will be, correct in all material respects.

          (c) Neither NAVIO nor any of its directors, officers, employees or agents, nor, to the best knowledge of NAVIO, any "party in interest" or "disqualified person", as such terms are defined in Section 3 of ERISA and
Section 4975 of the Code has, with respect to any NAVIO Employee Plan, engaged in or been a party to any "prohibited transaction", as such term is defined in
Section 4975 of the Code or Section 406 of ERISA, which could result in the imposition of either a penalty assessed pursuant to Section 502(i) of ERISA or a tax imposed by Section 4975 of the Code, in each case applicable to NAVIO, any of its subsidiaries or any NAVIO Employee Plan.

          (d) All NAVIO Employee Plans are in compliance in all material respects with the currently applicable requirements prescribed by all statutes, orders, or governmental rules or regulations currently in effect with respect to such NAVIO Employee Plans, including, but not limited to, ERISA and the Code and, to the best knowledge of NAVIO, there are no pending or threatened claims, lawsuits or arbitrations (other than routine claims for benefits) which have been asserted or instituted against NAVIO, any of its subsidiaries, any NAVIO Employee Plan or the assets of any trust for any NAVIO Employee Plan. Each NAVIO Employee Plan which is a group health plan (within the meaning of Section 5000(b)(i) of the Code) complies with and has been maintained and operated in accordance with each of the requirements of Section 162(k) of the Code as in effect for years beginning prior to 1989, Section 4980B of the Code for years beginning after December 31, 1988 and Part 6 of Subtitle B of Title I of ERISA.

          (e) Each NAVIO Employee Plan intended to qualify under Section 401(a) of the Code does so qualify, and the trusts created thereunder are exempt from tax under the provisions of Section 501(a) of the Code. Each NAVIO Employee Plan that has been terminated by NAVIO or any of its subsidiaries which was intended to qualify under Section 401(a) of the Code has received a final determination of such qualification from the Internal Revenue Service.

          (f) All contributions or payments required to be made or accrued before the Effective Time under the terms of any NAVIO Employee Plan will have been made or accrued by NAVIO or by its subsidiaries, as applicable, by the Effective Time.

          (g) NAVIO has no Employee Plan subject to Section 412 of the Code and no "multiemployer plan" (as defined in Section 3(37) of ERISA).

          (h) There have been no changes in the operation or interpretation of any of the NAVIO Employee Plans since the most recent annual report or actuarial report that would have any material effect on the cost of operating or maintaining such NAVIO Employee Plans.

          (i) No amounts payable under any NAVIO Employee Plan as a result of the transactions contemplated by this Agreement will fail to be deductible for federal income tax purposes by virtue of Section 280G of the Code.

          (j) The consummation of the transaction contemplated by this Agreement will not (i) entitle any current or former employee or officer of NAVIO to severance pay or other payment except as expressly provided in this Agreement; or (ii) accelerate the time of payment or vesting or increase the amount of compensation due any sick employee or officer.

     Section 2.13     TAXES.

          (a) For purposes of this Agreement, the following definitions shall apply:

               (i) The term "TAXES" shall mean all taxes, however denominated, including any interest, penalties or other additions to tax that may become payable in respect thereof, (A) imposed by any federal, territorial, state, local or foreign government or any agency or political subdivision of any such government, which taxes shall include, without limiting the generality of the foregoing, all income or profits taxes (including but not limited to, federal income taxes and state income taxes), payroll and employee withholding taxes, unemployment insurance contributions, social security taxes, sales and use taxes, ad valorem taxes, excise taxes, franchise taxes, gross receipts taxes, business license taxes, occupation taxes, real and personal property taxes, stamp taxes, environmental taxes, hazardous waste fees, transfer taxes, workers' compensation, Pension Benefit Guaranty Corporation premiums and other governmental charges, and other obligations of the same or of a similar nature to any of the foregoing, that are required to be paid, withheld or collected,
(B) any liability for the payment of amounts referred to in (A) as a result of being a member of any affiliated, consolidated, combined or unitary group, or
(C) any liability for amounts referred to in (A) or (B) as a result of any obligations to indemnify another person.

               (ii) The term "RETURNS" shall mean all reports, estimates, declarations of estimated tax, information statements and returns relating to, or required to be filed in connection with, any Taxes, including information returns or reports with respect to backup withholding and other payments to third parties.

          (b) All Returns required to be filed by or on behalf of NAVIO have been duly filed on a timely basis and such Returns are true, complete and correct in all material respects. All Taxes shown to be payable on the Returns or on subsequent assessments with respect thereto, and all payments of estimated Taxes required to be made by or on behalf of NAVIO under Section 6655 of the Code or comparable provisions of state, local or foreign law, have been paid in full on a timely basis or have been accrued on the NAVIO Financial Statements in accordance with GAAP, and no other Taxes are payable by NAVIO with respect to items or periods covered by such Returns (whether or not shown on or reportable on such Returns) or with respect to any other period prior to the date hereof. NAVIO has withheld and paid over all Taxes required to have been withheld and paid over, and complied with all information reporting and backup withholding requirements, including maintenance of required records with respect thereto, in connection with amounts paid or owing to any employee, creditor, independent contractor, or other third party. There are no liens on any of the assets of NAVIO with respect to Taxes, other than liens for Taxes not yet due and payable or for Taxes that NAVIO is contesting in good faith through appropriate proceedings and for which appropriate reserves have been established in accordance with GAAP.

          (c) The amount of NAVIO's liability for unpaid Taxes for all periods ending on or before the date of the NAVIO Financial Statements does not, in the aggregate, exceed the amount of the current liability accruals for Taxes (excluding reserves for deferred Taxes) reflected on such NAVIO Financial Statements.

          (d)  NCI has been furnished by NAVIO with true and complete copies of
(i) relevant portions of income tax audit reports, statements of deficiencies, closing or other agreements received by or on behalf of NAVIO relating to Taxes,
(ii) all material federal and state income or franchise tax Returns and state sales, use and property tax Returns for NAVIO for all periods since inception, and (iii) any material elections relating to Taxes which are not reflected in the Returns described in (ii). NAVIO has never been a member of an affiliated group of corporations filing consolidated returns or a unitary group of corporations filing combined returns. NAVIO does not do business in or derive income from any state other than states for which Returns have been duly filed and furnished to NCI.

          (e) The Returns of NAVIO have never been audited by a government or taxing authority, nor to the knowledge of NAVIO is any such audit in process threatened or pending (either in writing or orally, formally or informally). No deficiencies exist or have been asserted (either in writing or orally, formally or informally) or are expected to be asserted with respect to Taxes of NAVIO, AND NAVIO has not received notice (either in writing or orally, formally or informally) nor expects to receive notice that it has not filed a Return or paid Taxes required to be filed or paid by it. NAVIO is neither a party to any action or proceeding for assessment or collection of Taxes, nor has such event been asserted or threatened (either in writing or orally, formally or informally) against NAVIO or any of its assets. No waiver or extension of any statute of limitations is in effect with respect to Taxes or Returns of NAVIO. NAVIO has disclosed on its federal income tax returns all positions taken therein that could give rise to a substantial understatement penalty within the meaning of Section 6662 of the Code.

          (f) NAVIO is not and has never been a party to any tax sharing agreement.

          (g) NAVIO is not a party to any safe harbor lease within the meaning of Section 168(f)(8) of the Code, as in effect prior to amendment by the Tax Equity and Fiscal Responsibility Act of 1982. NAVIO is not, nor has it been, a United States real property holding corporation within the meaning of Section 897(c)(2) of the Code during the applicable period specified in Section 897(c)(1)(A)(ii) of the Code, and NCI is not required to withhold tax on the
purchase of the stock of NAVIO by reason of Section 1445 of the Code.   NAVIO is
not a "consenting corporation" under Section 341(f) of the Code. NAVIO has not participated in an international boycott as defined in Section 999 of the Code. NAVIO has not agreed to, and is not required to make, any adjustment under
Section 481(a) of the Code by reason of a change in accounting method, and NAVIO does not otherwise have any income reportable for a period ending after the Closing Date attributable to a transaction or other event (e.g., an installment sale) occurring prior to the Closing Date involving in excess of $10,000. NAVIO is not and has not been a "reporting corporation" subject to the information reporting and record maintenance requirements of Section 6038A of the Code and the regulations thereunder.

     Section 2.14     INTELLECTUAL PROPERTY.

          (a) NAVIO OWNS OR HAS THE EXCLUSIVE RIGHT TO USE, MAKE, SELL, LICENSE, OR SUBLICENSE AND BRING ACTIONS FOR INFRINGEMENT OF ALL NAVIO PRODUCTS (AS DEFINED BELOW) AND NAVIO INTELLECTUAL PROPERTY RIGHTS (AS DEFINED BELOW) DEVELOPED BY OR FOR NAVIO OR THAT ARE USED IN THE BUSINESS OF NAVIO AS CURRENTLY CONDUCTED. ALL OF THE NAVIO PRODUCTS AND NAVIO INTELLECTUAL PROPERTY RIGHTS ARE OWNED BY NAVIO FREE AND CLEAR OF ANY RIGHTS OR CLAIMS OF ANY FORMER EMPLOYEES, CONSULTANTS, OFFICERS AND DIRECTORS OF NAVIO. THE SOURCE CODE FOR THE NAVIO PRODUCTS CONSTITUTES A TRADE SECRET OF NAVIO, AND IS NOT PART OF THE PUBLIC KNOWLEDGE OR LITERATURE, AND NAVIO HAS TAKEN ALL REASONABLE ACTION TO PROTECT SUCH SOURCE CODE AS A TRADE SECRET. ALL TAXES AND FEES, INCLUDING, WITHOUT LIMITATION, PATENT AND TRADEMARK REGISTRATION AND PROSECUTION FEES AND ALL PROFESSIONAL FEES IN CONNECTION THEREWITH PERTAINING TO THE NAVIO INTELLECTUAL PROPERTY RIGHTS, DUE AND PAYABLE ON OR BEFORE THE DATE HEREOF, HAVE BEEN PAID BY NAVIO.

          (b) NAVIO'S CURRENT PRODUCTS AND PRODUCTS UNDER DEVELOPMENT ARE LISTED ON THE NAVIO DISCLOSURE SCHEDULE (COLLECTIVELY, THE "NAVIO PRODUCTS").
NO PERSON HAS A LICENSE TO USE OR THE RIGHT TO ACQUIRE A LICENSE TO USE ANY FUTURE VERSION OF ANY NAVIO PRODUCT OR ANY NAVIO PRODUCT THAT IS UNDER DEVELOPMENT, AND NO AGREEMENT TO WHICH NAVIO IS A PARTY WILL RESTRICT THE SURVIVING CORPORATION FROM CHARGING CUSTOMERS FOR ANY SUCH NEW VERSION. NO AGREEMENT FOR THE SUPPORT OR MAINTENANCE OF NAVIO PRODUCTS OBLIGATES NAVIO, OR WOULD OBLIGATE THE SURVIVING CORPORATION AFTER THE EFFECTIVE TIME TO PROVIDE ANY IMPROVEMENT, ENHANCEMENT, CHANGE IN FUNCTIONALITY OR OTHER ALTERATION IN THE PERFORMANCE OF THE NAVIO PRODUCTS.

          (c) NO PERSON HAS A RIGHT TO RECEIVE A ROYALTY OR SIMILAR PAYMENT IN RESPECT OF ANY NAVIO PRODUCT OR NAVIO INTELLECTUAL PROPERTY RIGHTS OR OTHER INTELLECTUAL PROPERTY RIGHT LICENSED TO NAVIO WHETHER OR NOT PURSUANT TO ANY CONTRACTUAL ARRANGEMENTS ENTERED INTO BY NAVIO. EXCEPT FOR END-USER LICENSES, NAVIO HAS NO LICENSES GRANTED, SOLD OR OTHERWISE TRANSFERRED BY OR TO IT NOR OTHER AGREEMENTS TO WHICH IT IS A PARTY, RELATING IN WHOLE OR IN PART TO ANY NAVIO PRODUCT OR NAVIO INTELLECTUAL PROPERTY RIGHTS.

          (d) THE EXECUTION, DELIVERY AND PERFORMANCE OF THIS AGREEMENT, THE MERGER CERTIFICATE AND THE NAVIO ANCILLARY AGREEMENTS, THE CONSUMMATION OF THE MERGER AND THE CONSUMMATION OF THE OTHER TRANSACTIONS CONTEMPLATED HEREBY AND THEREBY (INCLUDING WITHOUT LIMITATION THE CONTINUED CONDUCT BY THE SURVIVING CORPORATION AFTER THE MERGER OF NAVIO'S BUSINESS AS PRESENTLY CONDUCTED AND THE INCORPORATION OF ANY NAVIO PRODUCT OR NAVIO INTELLECTUAL PROPERTY RIGHT IN ANY PRODUCT OF THE SURVIVING CORPORATION) WILL NOT BREACH, VIOLATE OR CONFLICT WITH ANY INSTRUMENT OR AGREEMENT GOVERNING ANY SUCH NAVIO PRODUCT OR NAVIO INTELLECTUAL PROPERTY RIGHT NECESSARY OR REQUIRED FOR THE CONDUCT OF THE BUSINESS OF NAVIO AS PRESENTLY CONDUCTED WILL NOT CAUSE THE FORFEITURE OR TERMINATION OR GIVE RISE TO A RIGHT OF FORFEITURE OR TERMINATION OF ANY SUCH NAVIO PRODUCT OR NAVIO INTELLECTUAL PROPERTY RIGHT OR IN ANY WAY IMPAIR THE RIGHT OF THE SURVIVING CORPORATION OR ANY OF ITS SUBSIDIARIES TO USE, SELL, LICENSE OR DISPOSE OF, EITHER AS PART OR ALL OF A NAVIO PRODUCT OR SUBSEQUENT TO THE CLOSING AS PART OR ALL OF A PRODUCT OF THE SURVIVING CORPORATION, OR TO BRING ANY ACTION FOR THE INFRINGEMENT OF, ANY SUCH NAVIO PRODUCT OR NAVIO INTELLECTUAL PROPERTY RIGHT OR PORTION THEREOF.

          (e) NEITHER THE DEVELOPMENT, MANUFACTURE, MARKETING, LICENSE, SALE OR INTENDED USE OF ANY NAVIO PRODUCT VIOLATES OR COULD REASONABLY BE EXPECTED TO VIOLATE ANY LICENSE OR AGREEMENT TO WHICH NAVIO IS A PARTY OR INFRINGES OR COULD REASONABLY BE EXPECTED TO INFRINGE ANY INTELLECTUAL PROPERTY RIGHT OF ANY OTHER PARTY, PROVIDED, THAT WITH RESPECT TO PATENT RIGHTS, RIGHTS WITH RESPECT TO MARKS, NAMES OR DESIGNATIONS AND MORAL RIGHTS, SUCH REPRESENTATION IS MADE ONLY TO NAVIO'S KNOWLEDGE; THERE IS NO PENDING OR, TO THE KNOWLEDGE OF NAVIO, THREATENED CLAIM OR LITIGATION CONTESTING THE VALIDITY, OWNERSHIP OR RIGHT TO USE, SELL, LICENSE OR DISPOSE OF ANY NAVIO INTELLECTUAL PROPERTY RIGHT NECESSARY OR REQUIRED FOR, OR USED IN, THE CONDUCT OF THE BUSINESS OF NAVIO AS PRESENTLY CONDUCTED NOR, TO THE KNOWLEDGE OF NAVIO, IS THERE ANY BASIS FOR ANY SUCH CLAIM, NOR HAS NAVIO RECEIVED ANY NOTICE ASSERTING THAT ANY SUCH INTELLECTUAL PROPERTY RIGHT OR THE PROPOSED USE, SALE, LICENSE OR DISPOSITION THEREOF CONFLICTS OR WILL CONFLICT WITH THE RIGHTS OF ANY OTHER PARTY, NOR, TO THE KNOWLEDGE OF NAVIO, IS THERE ANY BASIS FOR ANY SUCH ASSERTION. TO NAVIO'S KNOWLEDGE, THERE IS NO INFRINGEMENT ON THE PART OF ANY THIRD PARTY OF NAVIO'S INTELLECTUAL PROPERTY RIGHTS.

          (f) NAVIO HAS TAKEN REASONABLE AND PRACTICABLE STEPS (INCLUDING, WITHOUT LIMITATION, ENTERING INTO CONFIDENTIALITY AND NON-DISCLOSURE AGREEMENTS WITH ALL OFFICERS AND EMPLOYEES OF AND CONSULTANTS TO NAVIO WITH ACCESS TO OR KNOWLEDGE OF NAVIO'S INTELLECTUAL PROPERTY RIGHTS) TO MAINTAIN THE SECRECY AND CONFIDENTIALITY OF, AND ITS PROPRIETARY RIGHTS IN, ALL NAVIO INTELLECTUAL PROPERTY RIGHTS NECESSARY OR REQUIRED FOR THE CONDUCT OF NAVIO'S BUSINESS. ALL EMPLOYEES, CONSULTANTS, OFFICERS, DIRECTORS AND STOCKHOLDERS OF NAVIO THAT HAVE HAD ACCESS TO ANY MATERIAL PORTION OF THE NAVIO INTELLECTUAL PROPERTY RIGHTS ARE

PARTIES TO A WRITTEN AGREEMENT UNDER WHICH EACH SUCH PERSON OR ENTITY (i) IS OBLIGATED TO DISCLOSE AND TRANSFER TO NAVIO, WITHOUT THE RECEIPT BY SUCH PERSON OF ANY ADDITIONAL VALUE THEREFOR (OTHER THAN NORMAL SALARY OR FEES FOR CONSULTING SERVICES), ALL INVENTIONS, DEVELOPMENTS AND DISCOVERIES WHICH, DURING THE PERIOD OF EMPLOYMENT (FOR EMPLOYEES) WITH OR PERFORMANCE OF SERVICES FOR, HE MAKES OR CONCEIVES OF EITHER SOLELY OR JOINTLY WITH OTHERS, THAT RELATE TO ANY SUBJECT MATTER WITH WHICH HIS OR HER WORK FOR NAVIO MAY BE CONCERNED, OR RELATE TO OR ARE CONNECTED WITH THE BUSINESS, PRODUCTS OR PROJECTS OF NAVIO, OR INVOLVE THE USE OF THE TIME, MATERIAL OR FACILITIES OF NAVIO, AND (ii) IS OBLIGATED TO MAINTAIN THE CONFIDENTIALITY OF PROPRIETARY INFORMATION OF NAVIO. TO NAVIO'S KNOWLEDGE, NONE OF NAVIO'S EMPLOYEES, CONSULTANTS, OFFICERS OR DIRECTORS IS OBLIGATED UNDER ANY CONTRACT (INCLUDING LICENSES, COVENANTS OR COMMITMENTS OF ANY NATURE) OR OTHER AGREEMENT, OR SUBJECT TO ANY JUDGMENT, DECREE OR ORDER OF ANY COURT OR ADMINISTRATIVE AGENCY, THAT WOULD CONFLICT WITH THEIR OBLIGATION TO PROMOTE THE INTERESTS OF NAVIO IN THE NAVIO BUSINESS OR THAT WOULD CONFLICT WITH THE NAVIO BUSINESS. TO NAVIO'S KNOWLEDGE, IT IS CURRENTLY NOT NECESSARY, NOR WILL IT BE NECESSARY FOR NAVIO TO UTILIZE IN THE NAVIO BUSINESS NOR HAS NAVIO UTILIZED IN THE NAVIO BUSINESS ANY INVENTIONS OF ANY OF SUCH PERSONS OR ENTITIES (OR PEOPLE IT CURRENTLY INTENDS TO HIRE) MADE OR OWNED PRIOR TO HIS OR HER EMPLOYMENT BY OR AFFILIATION WITH NAVIO, NOR IS IT OR WILL IT BE NECESSARY TO UTILIZE ANY OTHER ASSETS OR RIGHTS OF ANY SUCH PERSONS OR ENTITIES (OR PEOPLE IT CURRENTLY INTENDS TO HIRE) MADE OR OWNED PRIOR TO THEIR EMPLOYMENT WITH OR ENGAGEMENT BY NAVIO, IN VIOLATION OF ANY REGISTERED PATENTS, TRADE NAMES, TRADEMARKS OR COPYRIGHTS OR ANY OTHER LIMITATIONS OR RESTRICTIONS TO WHICH ANY SUCH PERSON OR ENTITY IS A PARTY OR TO WHICH ANY OF SUCH ASSETS OR RIGHTS MAY BE SUBJECT, EXCEPT TO THE EXTENT THAT SUCH UTILIZATION WOULD NOT HAVE A MATERIAL ADVERSE EFFECT ON THE NAVIO BUSINESS. TO NAVIO'S KNOWLEDGE, NONE OF NAVIO'S EMPLOYEES, CONSULTANTS, OFFICERS, DIRECTORS OR STOCKHOLDERS THAT HAS HAD KNOWLEDGE OR ACCESS TO INFORMATION RELATING TO NAVIO'S BUSINESS HAS TAKEN, REMOVED OR MADE USE OF ANY PROPRIETARY DOCUMENTATION, MANUALS, PRODUCTS, MATERIALS, OR ANY OTHER TANGIBLE ITEM FROM HIS OR HER PREVIOUS EMPLOYER RELATING TO THE BUSINESS AS CONDUCTED OF SUCH PREVIOUS EMPLOYER WHICH HAS RESULTED IN NAVIO'S ACCESS TO OR USE OF SUCH PROPRIETARY ITEMS IN NAVIO'S BUSINESS, AND NAVIO WILL NOT GAIN ACCESS TO OR MAKE USE OF ANY SUCH PROPRIETARY ITEMS IN NAVIO'S BUSINESS, EXCEPT TO THE EXTENT THAT ANY SUCH ACTIVITIES WOULD NOT HAVE A MATERIAL ADVERSE EFFECT ON NAVIO'S BUSINESS.

          (g) THE NAVIO DISCLOSURE SCHEDULE ALSO SETS FORTH A COMPLETE LIST OF ALL LICENSES, SUBLICENSES AND OTHER AGREEMENTS AS TO WHICH NAVIO IS A PARTY AND PURSUANT TO WHICH NAVIO OR ANY OTHER PERSON IS AUTHORIZED TO USE, LICENSE, SUBLICENSE, SELL OR DISTRIBUTE ANY INTELLECTUAL PROPERTY RIGHT (EXCLUDING END-USER LICENSES). NAVIO IS NOT IN VIOLATION OF ANY LICENSE, SUBLICENSE OR AGREEMENT DESCRIBED ON SUCH LIST EXCEPT SUCH VIOLATIONS AS DO NOT MATERIALLY IMPAIR NAVIO'S RIGHTS UNDER SUCH LICENSE, SUBLICENSE OR AGREEMENT. THE NAVIO DISCLOSURE SCHEDULE SEPARATELY IDENTIFIES EACH EXCLUSIVE ARRANGEMENT BETWEEN NAVIO AND ANY THIRD PARTY TO USE, LICENSE, SUBLICENSE, SELL OR DISTRIBUTE ANY NAVIO INTELLECTUAL PROPERTY RIGHT OR ANY NAVIO PRODUCT.

          (h) THE NAVIO DISCLOSURE SCHEDULE CONTAINS A COMPLETE AND ACCURATE LIST OF ALL APPLICATIONS, FILINGS AND OTHER FORMAL ACTIONS MADE OR TAKEN PURSUANT TO FEDERAL, STATE, LOCAL AND FOREIGN LAWS BY NAVIO TO PERFECT OR PROTECT ITS INTEREST IN NAVIO INTELLECTUAL

PROPERTY RIGHTS, INCLUDING, WITHOUT LIMITATION, ALL PATENTS, PATENT APPLICATIONS, TRADEMARK REGISTRATIONS, TRADEMARK APPLICATIONS, SERVICE MARK REGISTRATIONS AND COPYRIGHT REGISTRATIONS. AS USED HEREIN, THE TERM "INTELLECTUAL PROPERTY RIGHTS" MEANS ALL INTELLECTUAL PROPERTY RIGHTS, INCLUDING, WITHOUT LIMITATION, DOMESTIC AND FOREIGN PATENTS, PATENT APPLICATIONS, PATENT RIGHTS, TRADEMARKS, TRADEMARK REGISTRATIONS, TRADEMARK APPLICATIONS, TRADE NAMES, SERVICE MARKS, SERVICE MARK APPLICATIONS, COPYRIGHTS, COPYRIGHT APPLICATIONS, LICENSES, KNOW-HOW, TRADE SECRETS, TRADE RIGHTS, PROPRIETARY PROCESSES AND FORMULAE, INVENTIONS, DEVELOPMENT TOOLS, DESIGNS, PLANS, SPECIFICATIONS, TECHNICAL INFORMATION AND OTHER PROPRIETARY RIGHTS, WHETHER OR NOT REGISTERED, AND ALL DOCUMENTATION AND MEDIA RELATING TO THE ABOVE, AND THE TERM "NAVIO INTELLECTUAL PROPERTY RIGHT" SHALL MEAN INTELLECTUAL PROPERTY RIGHTS OWNED BY OR GRANTED EXCLUSIVELY OR NONEXCLUSIVELY TO NAVIO.

     Section 2.15 ENVIRONMENTAL MATTERS. Except for failures which will not have a material adverse effect on NAVIO, NAVIO has met, and continues to meet, all applicable local, state, federal and national environmental regulations and has disposed of its waste products and effluents and/or has caused others to dispose of such waste products and effluents, in accordance with all applicable state, local, federal and national environmental regulations.

     Section 2.16 INTERESTS OF OFFICERS AND DIRECTORS. No officer or director of NAVIO or any "affiliate" or "associate" (as those terms are defined in Rule 405 promulgated under the Securities Act) of any such person has, either directly or indirectly, a material interest in: (a) any person or entity that purchases from or sells, licenses or furnishes to NAVIO any goods, property, technology or intellectual or other property rights or services; (b) any contract or agreement to which NAVIO is a party or by which it may be bound; or
(c) any property, real or personal, tangible or intangible, used in or pertaining to NAVIO's Business, including any interest in the NAVIO Intellectual Property Rights.

     Section 2.17 TITLE TO PROPERTIES; ABSENCE OF LIENS AND ENCUMBRANCES. The NAVIO Disclosure Schedule lists all facilities occupied by NAVIO SINCE NAVIO's incorporation, and indicates the nature of NAVIO's interest in such facilities. NAVIO has good and valid title to, or, in the case of leased properties and assets, valid leasehold interests in, all of their tangible properties and assets, real, personal and mixed, used in their business, free and clear of any liens, charges, pledges, security interests or other encumbrances, except as reflected in the NAVIO Financial Statements or except for such imperfections of title and encumbrances, if any, that are not substantial in character, amount or extent, and which do not materially detract from the value, or interfere with the present use, of the property subject thereto or affected thereby.

     Section 2.18 GOVERNMENTAL AUTHORIZATIONS AND LICENSES. NAVIO holds all licenses, authorizations, permits, concessions, certificates and other franchises of any Governmental Entity required to operate its business (collectively, the "LICENSES"), except as would not have a material adverse effect on NAVIO's Business or financial condition. The Licenses are in full force and effect and NAVIO is in compliance in all material respects with the terms of the Licenses.

     Section 2.19 INSURANCE. The NAVIO Disclosure Schedule contains a complete and accurate list of all policies or binders of fire, liability, title, worker's compensation, product liability and other forms of insurance maintained by NAVIO. NAVIO is not in default under any of such policies or binders, and has not failed to give any notice or to present any claim under any such policy or binder in a due and timely fashion. There are no outstanding unpaid claims under any such policies or binders. All policies and binders provide sufficient coverage for the risks insured against, are in full force and effect on the date hereof and shall be kept in full force and effect through the Effective Time.

     Section 2.20 BROKERS. No broker, finder or investment banker is entitled to any brokerage, finder's or other fee or commission in connection with the transactions contemplated by this Agreement.

     Section 2.21 BANK ACCOUNTS. The NAVIO Disclosure Schedule sets forth the names and locations of all banks, trusts, companies, savings and loan associations, and other financial institutions at which NAVIO maintains accounts of any nature and the names of all persons authorized to draw thereon or make withdrawals.

     Section 2.22 DISCLOSURE. No representation or warranty made by NAVIO in this Agreement, nor any document, written information, statement, financial statement, certificate, schedule or exhibit prepared and furnished by NAVIO or its representatives pursuant hereto or in connection with the transactions contemplated hereby, contains or will contain any untrue statement of a material fact, or omits or will omit to state a material fact necessary to make the statements or facts contained herein or therein not misleading in light of the circumstances under which they were furnished. To the knowledge of NAVIO after reasonable inquiry, there is no event, fact or condition particular to NAVIO's Business that is not generally known to the public that has resulted in, or could reasonably be expected to result in, a material adverse effect on NAVIO's Business that has not been set forth in this Agreement or in the NAVIO Disclosure Schedule. NAVIO has complied in all material respects with the due diligence request of NCI and ORACLE dated March 16, 1997.

                                     ARTICLE III

                        REPRESENTATIONS AND WARRANTIES OF NCI

     As of the date hereof and as of the Closing Date, except as disclosed in a document referring specifically to the relevant subsections of this Article III which is delivered by NCI to NAVIO prior to execution of this Agreement (the "NCI DISCLOSURE SCHEDULE"), NCI hereby represents and warrants to NAVIO as follows:

     Section 3.1 CORPORATE ORGANIZATION. NCI is a corporation duly organized, validly existing and in good standing under the laws of its state of incorporation and has all requisite corporate power and authority and all necessary governmental authorizations to own, lease and operate its properties and to conduct its business as it is now being conducted, except to the extent that the failure to obtain such governmental consents would not have a material adverse effect on NCI's Business (as defined below). NCI is duly qualified or licensed to do business and is in good standing as a foreign corporation in each state or other jurisdiction in which the nature of its business or operations or ownership of its property requires such qualification or licensing, except where the failure to be so qualified or licensed would not, individually or in the aggregate, have a material adverse effect on the condition (financial or otherwise), business, properties, assets or results of operations of NCI (collectively, "NCI'S BUSINESS"). The minute books of NCI, as made available to NAVIO, contain complete and accurate records of any and all corporate action material to NCI's Business taken by NCI since NCI's date of incorporation. NCI has no direct or indirect interest in or loans to any partnership, corporation, joint venture, business association or other entity. NCI has delivered to NCI complete and correct copies of the Certificate of Incorporation and Bylaws of NCI as amended to the date hereof.

     Section 3.2 CAPITAL STRUCTURE. The authorized capital stock of NCI consists of 115,000,000 shares of Common Stock, $.01 par value ("NCI COMMON STOCK"), 100,000,000 shares of Preferred Stock, of which 84,999,900 shares are designated Series A Preferred Stock. There are issued and outstanding as of the date of this Agreement, 100 shares of NCI Common Stock and 84,999,900 shares of Series A Preferred Stock, all of which is owned by Oracle Corporation. All outstanding shares of NCI Capital Stock are, and any shares of NCI Common Stock issued upon exercise of any NCI Option will be, validly issued, fully paid and nonassessable and not subject to any preemptive rights. Options to purchase 7,545,000 shares of NCI Common Stock (the "NCI OPTIONS") have been granted to employees of or consultants to NCI as of the date of this Agreement pursuant to NCI's 1996 Stock Plan. Other than the NCI Options, there are no options, warrants, calls, conversion rights, commitments or agreements of any character to which NCI is a party or by it may be bound that do or may obligate NCI to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of NCI Capital Stock. NCI is not under any obligation to register under the Securities Act any of its presently outstanding securities or any securities that may subsequently be issued. There are no agreements or understandings to which NCI is a party or, to the knowledge of NCI, any other agreements or understandings, with respect to the transfer or voting of shares of NCI Capital Stock. Except as set forth in the NCI Disclosure Schedule, the NCI Options vest at the rate of 25% after one year, and 1/48 of the total amount per month thereafter, and such vesting does not accelerate upon the occurrence of any event.

     Section 3.3 NO OTHER AGREEMENTS. Except as provided in this Agreement, NCI has no legal obligation, absolute or contingent, to any person or firm to sell any of its assets other than in the ordinary course of business or to effect any merger, consolidation or reorganization of NCI or to enter into any agreement with respect thereto.

     Section 3.4 AUTHORIZATION; EXECUTION AND DELIVERY. NCI has all requisite corporate power and authority: (a) to execute and deliver this Agreement, the Merger Certificate and the agreements attached as exhibits hereto, and the Supplemental Agreement and Stock Option Agreement each dated the date hereof, to which NCI is, or is to be, a party (the "NCI ANCILLARY AGREEMENTS"); (b) to perform its obligations under this Agreement, the Merger Certificate and the NCI Ancillary Agreements; and (c) to consummate the transactions contemplated hereby and thereby. The execution, delivery and performance of this Agreement, the Merger Certificate and the NCI Ancillary Agreements by NCI and the consummation by NCI of the transactions contemplated hereby and thereby have been duly approved and authorized by all requisite corporate action of NCI and its stockholders. This Agreement has been duly executed and delivered by NCI, and assuming its due authorization, execution and delivery by NAVIO, constitutes the legal, valid and binding obligations of NCI, enforceable in accordance with its terms. The Board of Directors of NCI has unanimously determined that it is advisable and in the best interest of the stockholders of NCI to enter into this Agreement, the Merger Certificate and the NCI Ancillary Agreements and to consummate the transactions contemplated hereby and thereby.

     Section 3.5 GOVERNMENTAL APPROVALS AND FILINGS. No approval, authorization, consent, license, clearance or order of, declaration or notification to, or filing, registration or compliance with, any Governmental Entity is required on the part of NCI in order (a) to permit it to perform its obligations under this Agreement, or (b) to prevent the termination of any right, privilege, license or agreement of NCI or to prevent any loss to NCI's Business by reason of the transactions contemplated by this Agreement, except for (i) the filing of a premerger notification report by NCI under the HSR Act, (ii) the filing of the Merger Certificate with the Delaware Secretary of State, (iii) the issuance of a permit by the California Department of Corporations with respect to the issuance by NCI of the Merger Securities, and (iv) such other consents, approvals authorizations, registrations or qualifications as may be required under applicable securities or Blue Sky laws in connection with the Merger.

     Section 3.6 NO CONFLICT. Except for compliance with the governmental and regulatory requirements described in Section 2.5, neither the execution, delivery and performance of this Agreement, the Merger Certificate and the NCI Ancillary Agreements by NCI nor the consummation by NCI of the transactions contemplated hereby and thereby, will: (a) conflict with, or result in a breach of, any of the terms, conditions or provisions of NCI's Certificate of Incorporation or Bylaws; (b) conflict with, result in a breach or violation of, give rise to a termination right or a default under, result in the acceleration of performance under (whether or not after the giving of notice or lapse of time or both), any mortgage, lien, lease, agreement, note, bond, indenture, guarantee or instrument or any license or franchise granted by or to a third party, in each case, that is material to NCI's Business or that is referenced in the NCI Disclosure Schedule and that would reasonably be expected to have a material adverse effect on NCI's Business or financial condition; (c) conflict with, or result in a violation of, any statute, regulation, law, ordinance, writ, injunction, order, judgment or decree to which NCI or any of its assets may be subject; (d) give rise to a declaration or imposition of any lien, charge, security interest or encumbrance of any nature whatsoever upon any of the assets of NCI; (e) have a material adverse effect on any franchise, license, permit or other governmental approval which is material to NCI's Business or is necessary to enable NCI to carry on its business as presently conducted or is required of any employee or agent of NCI to enable it to carry out its duties on behalf of NCI; or (f) require the consent of any third party.

     Section 3.7  FINANCIAL STATEMENTS; ABSENCE OF UNDISCLOSED LIABILITIES.

             (a) NCI has furnished NAVIO with the balance sheet of NCI as of February 28, 1997, and the related statements of operations and cash flows for the two-month period ended February 28, 1997 (the "NCI FINANCIAL STATEMENTS"). All of such financial statements, including the notes thereto,
(i) are in accordance with the respective books of NCI; (ii) have been prepared in accordance with GAAP; (iii) present fairly the financial position of NCI as of the date thereof and the results of operations and cash flows of NCI for the respective period indicated therein; and (iv) do not reflect any material items of nonrecurring income except as stated therein.

             (b) NCI has no liabilities of any nature, whether accrued, absolute, contingent or otherwise, and whether due or to become due, that would be required to be reflected in a balance sheet, or in the notes thereto, prepared in accordance with GAAP that were not disclosed or provided for in the NCI Financial Statements or the notes thereto other than liabilities incurred since February 28, 1997, which were incurred in the ordinary course of business and are not individually or in the aggregate, material to NCI's Business. All reserves set forth on the NCI Financial Statements or the notes thereto were adequate. There are no loss contingencies (as such term is used in Statement of Financial Accounting Standards No. 5) that were not adequately provided for in the NCI Financial Statements or reflected in the notes thereto.

     Section 3.8 ABSENCE OF CHANGES. Since February 28, 1997: (a) there has been no material adverse change in NCI's Business or any development particular to NCI's business and not generally known to the public that reasonably could be expected to cause a material adverse change in NCI's Business; (b) there has been no damage, destruction or loss (whether or not covered by insurance) which has had a material adverse effect on any assets material to NCI's Business; (c) there has been no change by NCI in accounting principles or methods except insofar as may be required by a change in generally accepted accounting principles; (d) there has been no revaluation by NCI of any of its assets, including, without limitation, writing down the value of inventory or writing off notes or accounts receivable; and (e) NCI has conducted its business only in the ordinary course consistent with past practice.

     Section 3.9  CONTRACTS AND COMMITMENTS.

             (a)  NCI is not a party or subject to:

                  (i) Any union contract or collective bargaining agreement or any employment contract or arrangement, written or oral, providing for future compensation with any officer, consultant, director or employee that is not terminable by it on 30 days' notice or less without penalty or obligation to make payments related to such termination, other than (A) (in the case of employees other than executive officers) such severance agreements as are not different from standard arrangements offered to employees generally in the ordinary course of business consistent with NCI's past practices, a description of which is set forth in the NCI Disclosure Schedule and (B) such agreements as may be imposed or implied by law;

                  (ii) Any plans, contracts or arrangements, written or oral, which collectively require aggregate payments by NCI in excess of $50,000 for bonuses, pensions, deferred compensation, severance pay or benefits, retirement payments, profit-sharing, or the like;

                  (iii) Any joint marketing, joint development or joint venture contract or arrangement or any other agreement that has involved or is expected to involve a sharing of profits with other persons;

                  (iv) Any existing OEM agreement, distribution agreement, volume purchase agreement, or other similar agreement pursuant to which NCI has granted or received most favored customer provisions or exclusive marketing rights related to any product, group of products or territory;

                  (v) Any lease for real or personal property pursuant to which the amount of payments which NCI is required to make on an annual basis exceeds $100,000;

                  (vi) Any agreement, contract, mortgage, indenture, lease, instrument, license, franchise, permit, concession, arrangement, commitment or authorization that may be, by its terms, terminated or breached by reason of the execution of this Agreement, the Merger Certificate or any NCI Ancillary Agreement, the closing of the Merger, or the consummation of the transactions contemplated hereby or thereby;

                  (vii) Except for trade indebtedness incurred in the ordinary course of business, any instrument evidencing or related in any way to indebtedness in excess of $50,000 incurred in the acquisition of companies or other entities or indebtedness in excess of $50,000 for borrowed money by way of direct loan, sale of debt securities, purchase money obligation, conditional sale, guarantee, indemnification or otherwise;

                  (viii) Any license agreement, either as licensor or licensee, excluding End-User Licenses;

                  (ix) Any contract containing covenants purporting to limit NCI's freedom to compete in any line of business or in any geographic area or with any third party;

                  (x) Any agreement, contract or commitment relating to capital expenditures and involving future obligations in excess of $50,000; or

                  (xi) Any other agreement, contract or commitment which is material to NCI.

             (b) Each agreement, contract, mortgage, indenture, plan, lease, instrument, permit, concession, franchise, arrangement, license and commitment listed in the NCI Disclosure Schedule is valid and binding on NCI and is in full force and effect, and neither NCI, nor to the knowledge of NCI any other party thereto, has breached in any material respect any provision of, or is in default in any material respect under the terms of, any such agreement, contract, mortgage, indenture, plan, lease, instrument, permit, concession, franchise, arrangement, license or commitment.

             (c) There is no agreement, judgment, injunction, order or decree binding upon NCI which has or could reasonably be expected to have the effect of prohibiting or materially impairing any material current business practice of NCI, any acquisition of material property by NCI or the conduct of business by NCI as currently conducted or as proposed to be conducted.

     Section 3.10 LEGAL PROCEEDINGS. NCI is not in violation of, and has not received any notice of any violation of: (a) any applicable statute, law, regulation, ordinance, writ, injunction, order, judgment or decree, the effect of which violation could, individually or in the aggregate, reasonably be expected to be materially adverse to NCI's Business; or (b) any provision of the Certificate of Incorporation or Bylaws of NCI. There is no order, writ, injunction, judgment or decree outstanding, and no legal, administrative, arbitration or other proceeding, action, suit or governmental investigation or inquiry against NCI or its assets or business ("NCI LEGAL PROCEEDINGS") pending or, to the knowledge of NCI, threatened. To the knowledge of NCI, there are no claims against NCI or its assets or business, that could, individually or in the aggregate, have a material adverse effect on NCI's Business. There is no NCI Legal Proceeding that in any manner challenges or seeks to prevent, enjoin, alter or delay any of the transactions contemplated hereby. There are no agreements to provide indemnification for liabilities of its officers and directors for acts or omissions by such persons.

     Section 3.11 EMPLOYEE MATTERS. NCI is in compliance in all material respects with all currently applicable laws and regulations respecting employment, discrimination in employment, terms and conditions of employment and wages and hours and occupational safety and health and employment practices, and is not engaged in any unfair labor practice. NCI has not received any notice from any governmental entity, and to the knowledge of NCI, there has not been asserted before any governmental entity, any claim action or proceeding to which NCI is a party, and there is neither pending nor, to the knowledge of NCI, threatened any investigation or hearing concerning NCI arising out or based upon any such laws, regulations or practices. There are no pending claims against NCI under any workers compensation plan or policy for any long-term disability. NCI has complied in all material aspects with all applicable provisions of COBRA and has no material obligations with respect to any former employees or qualifying beneficiaries thereunder.

     Section 3.12  EMPLOYEE BENEFIT PLANS.

              (a) NCI has disclosed in Section 3.9(a)(ii) or 3.12 of the NCI Disclosure Schedule a list of all material employee welfare benefit plans
(as defined in Section 3(1) of ERISA, employee pension benefit plans (as defined in Section 3(2) of ERISA) and all other bonus, stock option, stock purchase, benefit, profit sharing, savings, retirement, disability, insurance, incentive, deferred compensation and other similar fringe or employee benefit plans, programs or arrangements for the benefit of, or relating to, any employee of, or independent contractor or consultant to, NCI or any of its subsidiaries, (TOGETHER THE "NCI EMPLOYEE PLANS").

              (b) NCI has made available to NAVIO true and complete copies of all NCI Employee Plans, as in effect, together with all amendments thereto that will become effective at a later date, as well as the latest Internal Revenue Service determination letters obtained with respect to any NCI Employee Plan qualified under Section 401(a) or 501(a) of the Code. Also with respect to each NCI Employee Plan, true and complete copies of the
(i) three most recent annual actuarial valuation reportS, if any, (ii) three last filed Form 5500 together with Schedule A or B thereto or both,
(iii) summary plan description (as defined in ERISA), if any, and all modifications thereto communicated to employees, and (iv) three most recent annual and periodic accountingS of related plan assets, if any, have been, or will be, made available to NCI and are, or will be, correct in all material respects.

              (c) Neither NCI nor of its directors, officers, employees or agents, nor, to the best knowledge of NCI, any "party in interest" or "disqualified person", as such terms are defined in Section 3 of ERISA and
Section 4975 of the Code has, with respect to any NCI Employee Plan, engaged in or been a party to any "prohibited transaction", as such term is defined in Section 4975 of the Code or Section 406 of ERISA, which could result in the imposition of either a penalty assessed pursuant to Section 502(i) of ERISA or a tax imposed by Section 4975 of the Code, in each case applicable to NCI, any of its subsidiaries or any Employee Plan.

              (d) All NCI Employee Plans are in compliance in all material respects with the currently applicable requirements prescribed by all statutes, orders, or governmental rules or regulations currently in effect with respect to such NCI Employee Plans, including, but not limited to, ERISA and the Code and, to the best knowledge of NCI, there are no pending or threatened claims, lawsuits or arbitrations (other than routine claims for benefits) which have been asserted or instituted against NCI, any of its subsidiaries, any NCI Employee Plan or the assets of any trust for any NCI Employee Plan. Each NCI Employee Plan which is a group health plan (within the meaning of Section 5000(b)(i) of the Code) complies with and has been maintained and operated in accordance with each of the requirements of
Section 162(k) of the Code as in effect for years beginning prior to 1989,
Section 4980B of the Code for years beginning after December 31, 1988 and
Part 6 of Subtitle B of Title I of ERISA.

              (e)  Each NCI Employee Plan intended to qualify under
Section 401(a) of the Code does so qualify, and the trusts created thereunder are exempt from tax under the provisions of Section 501(a) of the Code. Each NCI Employee Plan that has been terminated by NCI or any of its subsidiaries which was intended to qualify under Section 401(a) of the Code has received a final determination of such qualification from the Internal Revenue Service.

              (f) All contributions or payments required to be made or accrued before the Effective Time under the terms of any NCI Employee Plan will have been made or accrued by NCI or by its subsidiaries, as applicable, by the Effective Time.

              (g) NCI has no Employee Plan subject to Section 412 of the Code and no "multiemployer plan" (as defined in Section 3(37) of ERISA).

              (h) There have been no changes in the operation or interpretation of any of the NCI Employee Plans since the most recent annual report or actuarial report that would have any material effect on the cost of operating or maintaining such NCI Employee Plans.

              (i) No amounts payable under any NCI Employee Plan as a result of the transactions contemplated by this Agreement will fail to be deductible for federal income tax purposes by virtue of Section 280(g) of the Code.

              (j) The consummation of the transaction contemplated by this Agreement will not (i) entitle any current or former employee or officer of NCI to severance pay or other payment except as expressly provided in this Agreement; or (ii) accelerate the time of payment or vesting or increase the amount of compensation due any sick employee or OFFICER.

     Section 3.13  TAXES.

              (a) All Returns required to be filed by or on behalf of NCI have been duly filed on a timely basis and such Returns are true, complete and correct in all material respects. All Taxes shown to be payable on the Returns or on subsequent assessments with respect thereto, and all payments of estimated Taxes required to be made by or on behalf of NCI under Section 6655 of the Code or comparable provisions of state, local or foreign law, have been paid in full on a timely basis or have been accrued on the NCI Financial Statements in accordance with GAAP, and no other Taxes are payable by NCI with respect to items or periods covered by such Returns (whether or not shown on or reportable on such Returns) or with respect to any other period prior to the date hereof. NCI has withheld and paid over all Taxes required to have been withheld and paid over, and complied with all information reporting and backup withholding requirements, including maintenance of required records with respect thereto, in connection with amounts paid or owing to any employee, creditor, independent contractor, or other third party. There are no liens on any of the assets of NCI with respect to Taxes, other than liens for Taxes not yet due and payable or for Taxes that NCI is contesting in good faith through appropriate proceedings and for which appropriate reserves have been established in accordance with GAAP.

              (b) The amount of NCI's liability for unpaid Taxes for all periods ending on or before the date of the NCI Financial Statements does not, in the aggregate, exceed the amount of the current liability accruals for Taxes (excluding reserves for deferred Taxes) reflected on such NCI Financial Statements.

              (c) NAVIO has been furnished by NCI with true and complete copies of (i) relevant portions of income tax audit reports, statements of deficiencies, closing or other agreements received by or on behalf of NCI relating to Taxes, (ii) all material federal and state income or franchise tax Returns and state sales, use and property tax Returns for NCI for all periods since its inception, and (iii) any material elections relating to Taxes which are not reflected in the Returns described in (ii). NCI does not do business in or derive income from any state other than states for which Returns have been duly filed and furnished to NCI.

              (d) The Returns of NCI have never been audited by a government or taxing authority, nor, to the knowledge of NCI, is any such audit in process, threatened or pending (either in writing or orally, formally or informally). No deficiencies exist or have been asserted (either in writing or orally, formally or informally) or are expected to be asserted with respect to Taxes of NCI, and NCI has not received notice (either in writing or orally, formally or informally) nor expects to receive notice that it has not filed a Return or paid Taxes required to be filed or paid by it. NCI is neither a party to any action or proceeding for assessment or collection of Taxes, nor has such event been asserted or threatened (either in writing or orally, formally or informally) against NCI or any of its assets. No waiver or extension of any statute of limitations is in effect with respect to Taxes or Returns of NCI. NCI has disclosed on its federal income tax returns all positions taken therein that could give rise to a substantial understatement penalty within the meaning of Section 6662 of the Code.

              (e) NCI is not and has never been a party to any tax sharing agreement.

              (f) NCI is not a party to any safe harbor lease within the meaning of Section 168(f)(8) of the Code, as in effect prior to amendment by the Tax Equity and Fiscal Responsibility Act of 1982. NCI is not a "consenting corporation" under Section 341(f) of the Code. NCI has not participated in an international boycott as defined in Section 999 of the Code. NCI has not agreed to, and is not required to make, any adjustment under Section 481(a) of the Code by reason of a change in accounting method, and NCI does not otherwise have any income reportable for a period ending after the Closing Date attributable to a transaction or other event (e.g., an installment sale) occurring prior to the Closing Date involving in excess of $10,000.

     Section 3.14  INTELLECTUAL PROPERTY.

              (a) NCI owns or has the exclusive right to use, make, sell, license, or sublicense and bring actions for infringement of all NCI Products (as defined below) and NCI Intellectual Property Rights (as defined below) developed by or for NCI or that are used in the business of NCI as currently conducted. All of the NCI Products and NCI Intellectual Property Rights are owned by NCI free and clear of any rights or claims of any former employees, consultants, officers and directors of NCI. The source code for the NCI Products constitutes a trade secret of NCI, and is not part of the public knowledge or literature, and NCI has taken all reasonable action to protect such source code as a trade secret. All taxes and fees, including, without limitation, patent and trademark registration and prosecution fees and all professional fees in connection therewith pertaining to the NCI Intellectual Property Rights, due and payable on or before the date hereof, have been paid by NCI.

              (b) NCI's current products and products under development are listed on the NCI Disclosure Schedule (collectively, the "NCI PRODUCTS"). No person has a license to use or the right to acquire a license to use any future version of any NCI Product or any NCI Product that is under development, and no agreement to which NCI is a party will restrict the Surviving Corporation from charging customers for any such new version. No agreement for the support or maintenance of NCI Products obligates NCI, or would obligate the Surviving Corporation after the Effective Time to provide any improvement, enhancement, change in functionality or other alteration in the performance of the NCI Products.

              (c) No person has a right to receive a royalty from NCI or similar payment in respect of any NCI Product or NCI Intellectual Property Rights or other Intellectual Property Right licensed to NCI whether or not pursuant to any contractual arrangements entered into by NCI. Except for End-User Licenses, NCI has no licenses granted, sold or otherwise transferred by or to it nor other agreements to which it is a party, relating in whole or in part to any NCI Product or NCI Intellectual Property Rights.

              (d) The execution, delivery and performance of this Agreement, the Merger Certificate and the NCI Ancillary Agreements, the consummation of the Merger and the consummation of the other transactions contemplated hereby and thereby (including without limitation the continued conduct by NCI after the Merger of NCI's Business as presently conducted and the incorporation of any NCI Product or NCI Intellectual Property Right in any product of the Surviving Corporation) will not breach, violate or conflict with any instrument or agreement governing any such NCI Product or NCI Intellectual Property Right necessary or required for, or used in, the conduct of the business of NCI as presently conducted and will not cause the forfeiture or termination or give rise to a right of forfeiture or termination of any such NCI Product or NCI Intellectual Property Right or in any way impair the right of the Surviving Corporation or any of its subsidiaries to use, sell, license or dispose of, either as part or all of a NCI Product or subsequent to the Closing as part or all of a product of the Surviving Corporation, or to bring any action for the infringement of, any such NCI Product or NCI Intellectual Property Right or portion thereof.

              (e) Neither the development, manufacture, marketing, license, sale or intended use of any NCI Product violates or could reasonably be expected to violate any license or agreement to which NCI is a party or infringes or could reasonably be expected to infringe any Intellectual Property Right of any other party; provided, that with respect to patent rights, rights with respect to marks, names or designations and moral rights, such representation is made only to NCI's knowledge; there is no pending or, to the knowledge of NCI, threatened claim or litigation contesting the validity, ownership or right to use, sell, license or dispose of any NCI Intellectual Property Right necessary or required for, or used in, the conduct of the business of NCI as presently conducted nor, to the knowledge of NCI, is there any basis for any such claim, nor has NCI received any notice asserting that any such Intellectual Property Right or the proposed use, sale, license or disposition thereof conflicts or will conflict with the rights of any other party, nor, to the knowledge of NCI, is there any basis for any such assertion. To NCI's knowledge, there is no infringement on the part of any third party of NCI's Intellectual Property Rights.

              (f) NCI has taken reasonable and practicable steps (including, without limitation, entering into confidentiality and non-disclosure agreements with all officers and employees of and consultants to NCI with access to or knowledge of NCI's Intellectual Property Rights) to maintain the secrecy and confidentiality of, and its proprietary rights in, all NCI Intellectual Property Rights necessary or required for the conduct of NCI's Business. All employees, consultants, officers, directors and stockholders of NCI that have had access to any material portion of the NCI Intellectual Property Rights are parties to a written agreement, under which each such person or entity (i) is obligated to disclose and transfer to NCI, without the receipt by such person of any additional value therefor (other than normal salary or fees for consulting services), all inventions, developments and discoveries which, during the period of employment (for employees) with or performance of services for, he makes or conceives of either solely or jointly with others, that relate to any subject matter with which his or her work for NCI may be concerned, or relate to or are connected with the business, products or projects of NCI, or involve the use of the time, material or facilities of NCI, and (ii) is obligated to maintain the confidentiality of proprietary information of NCI. To NCI's knowledge, none of NCI's employees, consultants, officers or directors is obligated under any contract (including licenses, covenants or commitments of any nature) or other agreement, or subject to any judgment, decree or order of any court or administrative agency, that would conflict with its obligation to promote the interests of NCI in the NCI Business or that would conflict with the NCI Business. To NCI's knowledge, it is currently not necessary, nor will it be necessary for NCI to utilize in the NCI Business nor has NCI utilized in the NCI Business any inventions of any of such persons or entities (or people it currently intends to hire) made or owned prior to their employment by or affiliation with NCI, nor is it or will it be necessary to utilize any other assets or rights of any such persons or entities (or people it currently intends to hire) made or owned prior to their employment with or engagement by NCI, in violation of any registered patents, trade names, trademarks or copyrights or any other limitations or restrictions to which any such person or entity is a party or to which any of such assets or rights may be subject, except to the extent that such utilization would not have a material adverse effect on the NCI Business. To NCI's knowledge, none of NCI's employees, consultants, officers, directors or stockholders that has had knowledge or access to information relating to NCI's Business has taken, removed or made use of any proprietary documentation, manuals, products, materials, or any other tangible item from his or her previous employer relating to the business as conducted of such previous employer which has resulted in NCI's access to or use of such proprietary items in NCI's Business, and NCI will not gain access to or make use of any such proprietary items in NCI's Business, except to the extent that any such activities would not have a material adverse effect on NCI's Business.

          (g) The NCI Disclosure Schedule also sets forth a complete list of all licenses, sublicenses and other agreements as to which NCI is a party and pursuant to which NCI or any other person is authorized to use, license, sublicense, sell or distribute any Intellectual Property Right (excluding End-User Licenses). NCI is not in violation of any license, sublicense or agreement described on such list except such violations as do not materially impair NCI's rights under such license, sublicense or agreement. The NCI Disclosure Schedule separately identifies each exclusive arrangement between NCI and any third party to use, license, sublicense, sell or distribute any NCI Intellectual Property Right or any NCI Product.

          (h) The NCI Disclosure Schedule contains a complete and accurate list of all applications, filings and other formal actions made or taken pursuant to federal, state, local and foreign laws by NCI to perfect or protect its interest in NCI Intellectual Property Rights, including, without limitation, all patents, patent applications, trademark registrations, trademark applications, service mark registrations and copyright registrations. As used herein, the term "NCI INTELLECTUAL PROPERTY RIGHT" shall mean Intellectual Property Rights owned by or granted exclusively or nonexclusively to NCI.

     Section 3.15 ENVIRONMENTAL MATTERS. Except for failures which will not have a material adverse effect on NCI, NCI has met, and continues to meet, all applicable local, state, federal and national environmental regulations and has disposed of its waste products and effluents and/or has caused others to dispose of such waste products and effluents, in accordance with all applicable state, local, federal and national environmental regulations.

     Section 3.16 INTERESTS OF OFFICERS AND DIRECTORS. No officer or director of NCI or any "affiliate" or "associate" (as those terms are defined in Rule 405 promulgated under the Securities Act) of any such person has, either directly or indirectly, a material interest in: (a) any person or entity that purchases from or sells, licenses or furnishes to NCI any goods, property, technology or intellectual or other property rights or services; (b) any contract or agreement to which NCI is a party or by which it may be bound; or
(c) any property, real or personal, tangible or intangible, used in or pertaining to NCI's Business, including any interest in the NCI Intellectual Property Rights.

     Section 3.17 TITLE TO PROPERTIES; ABSENCE OF LIENS AND ENCUMBRANCES. The NCI Disclosure Schedule lists all facilities occupied by NCI since NCI's incorporation, and indicates the nature of NCI's interest in such facilities. NCI has good and valid title to, or, in the case of leased properties and assets, valid leasehold interests in, all of its tangible properties and assets, real, personal and mixed, used in its business, free and clear of any liens, charges, pledges, security interests or other encumbrances, except as reflected in the NCI Financial Statements or except for such imperfections of title and encumbrances, if any, that are not substantial in character, amount or extent, and which do not materially detract from the value, or interfere with the present use, of the property subject thereto or affected thereby.

     Section 3.18 GOVERNMENTAL AUTHORIZATIONS AND LICENSES. NCI holds all Licenses required to operate its business, except as would not have a material adverse effect on NCI's Business or financial condition. The Licenses are in full force and effect and NCI is in compliance in all material respects with the terms of the Licenses.

     Section 3.19 INSURANCE. The NCI Disclosure Schedule contains a complete and accurate list of all policies or binders of fire, liability, title, worker's compensation, product liability and other forms of insurance maintained by NCI. NCI is not in default under any of such policies or binders, and has not failed to give any notice or to present any claim under any such policy or binder in a due and timely fashion. There are no outstanding unpaid claims under any such policies or binders. All policies and binders provide sufficient coverage for the risks insured against, are in full force and effect on the date hereof and shall be kept in full force and effect through the Effective Time.

     Section 3.20 BROKERS. No broker, finder or investment banker is entitled to any brokerage, finder's or other fee or commission in connection with the transactions contemplated by this Agreement.

     Section 3.21 DISCLOSURE. No representation or warranty made by NCI in this Agreement, nor any document, written information, statement, financial statement, certificate, schedule or exhibit prepared and furnished or to be prepared and furnished by NCI or its representatives pursuant hereto or in connection with the transactions contemplated hereby, contains or will contain any untrue statement of a material fact, or omits or will omit to state a material fact necessary to make the statements or facts contained herein or therein not misleading in light of the circumstances under which they were furnished. To the knowledge of NCI after reasonable inquiry, there is no event, fact or condition particular to NCI's Business that is not generally known to the public that has resulted in, or could reasonably be expected to result in, a material adverse effect on NCI's Business that has not been set forth in this Agreement or in the NCI Disclosure Schedule. NCI has complied in all material respects with the due diligence requests of NAVIO dated March 24, APRIL 7 and April 14, 1997.

                                      ARTICLE IV

                                  COVENANTS OF NAVIO

     Section 4.1 REGULAR COURSE OF BUSINESS. Except as otherwise consented to in writing by NCI, prior to the Effective Time NAVIO shall conduct its business in the ordinary and usual course consistent with past practice and shall use reasonable efforts to maintain and preserve intact its business organizations, keep available the services of its officers and employees and maintain positive relations with licensors, licensees, suppliers, contractors, distributors, customers and others having business relationships with them. NAVIO shall promptly notify NCI of any event or occurrence not in the ordinary course of business and will not enter into or amend any agreement or take any action that reasonably could be expected to have a material adverse effect on NAVIO's Business.

     Section 4.2 RESTRICTED ACTIVITIES AND TRANSACTIONS. Except as provided herein or as otherwise consented to in writing by NCI, prior to the Effective Time, NAVIO will not:

          (a) Issue, sell, encumber or deliver, or agree to issue, sell, encumber or deliver, any shares of any class of capital stock of NAVIO or any securities convertible into any such shares or convertible into securities in turn so convertible, or any options, warrants, or other rights calling for the issuance, sale or delivery of any such shares or convertible securities (other than options granted to employees of or consultants to NAVIO with per share exercise prices equal to fair market value determined in good faith by the Board of Directors of NAVIO and agreed to in writing by NCI, and vesting 25% after one year and 1/48 of the total grant per month thereafter without acceleration as a result of the occurrence of any event); or authorize or propose any change in its equity capitalization, other than the issuance of shares of NAVIO Common Stock upon the exercise of NAVIO Options; or accelerate, amend or change the period of exercisability of any rights to purchase securities of NAVIO or change the vesting period of any restricted stock or options to purchase stock of NAVIO;

          (b) Mortgage or pledge any of its material assets, tangible or intangible;

          (c) Hire any management personnel or terminate (other than for cause and with a liability to NAVIO of less than $25,000) any employee of NAVIO, except in the ordinary course of business involving a person with an annual salary of less than $50,000 and only (in the case of a new hire) pursuant to an at-will arrangement without any severance benefits; or increase or amend the compensation to, or the terms of any agreement with, any employee or director;

          (d) Except for End-User Licenses granted consistent with past practices, transfer or license to any person or entity, or otherwise extend, amend or modify, any rights to the NAVIO Intellectual Property Rights; or

          (e) Enter into or amend any agreements pursuant to which any other party is granted most favored customer status or exclusive marketing, distribution or other similar rights with respect to any products of NAVIO.

     Section 4.3 TAXES; CONSENT. NAVIO shall prepare and timely file all Returns and amendments thereto required to be filed by it on or before the Closing Date. NCI shall have a reasonable opportunity to review all material Returns and amendments thereto and to approve such Returns within 15 days of receipt thereof (which approval shall not be unreasonably withheld). NAVIO shall pay and discharge all Taxes, assessments and governmental charges upon or against it or any of its properties or assets, and all liabilities at any time existing, before the same shall become delinquent and before penalties accrue thereon, except to the extent and as long as: (a) the same are being contested in good faith and by appropriate proceedings pursued diligently and in such a manner as not to cause any material adverse effect upon the condition (financial or otherwise) or operations of NAVIO or any member of the NAVIO Group; and (b) NAVIO shall have set aside on its books adequate reserves for such Taxes.

     Section 4.4 NEGOTIATION WITH OTHERS. From and after the date of this Agreement until the earlier of the Effective Time or the termination of this Agreement in accordance with its terms, NAVIO shall not: (a) directly or indirectly, solicit, initiate discussions or engage in negotiations with any person (whether such negotiations are initiated by NAVIO or otherwise) or take any other action intended or designed to facilitate the efforts of any person, other than NCI, relating to the possible acquisition of all of a material portion of NAVIO (whether by way of merger, purchase of capital stock, purchase of assets or otherwise); or (b) enter into an agreement with any person, other than NCI, providing for any of the above.

     Section 4.5 PUT/CALL AND VOTING AGREEMENT. Prior to the Closing, NAVIO will take all reasonable actions to cause holders of one hundred percent (100%) of the NAVIO capital stock and all holders of options to purchase NAVIO capital stock to execute and deliver as of the Closing the Put/Call and Voting Agreement substantially in the form of EXHIBIT 4.5 hereto (the "PUT/CALL AND VOTING AGREEMENT").

     Section 4.6 STOCKHOLDER AGREEMENT. Prior to the Closing, NAVIO will take all reasonable actions to cause the Stockholder Agreement, substantially in the form of EXHIBIT 4.6 hereto (the "STOCKHOLDER AGREEMENT"), to be executed and delivered by the persons listed in Exhibit A thereto.

     Section 4.7 STOCKHOLDER APPROVAL. Prior to the Closing Date and at the earliest practical date, NAVIO will solicit written consents from its stockholders, or hold a stockholders' meeting, for the purpose of seeking the approval of this Agreement, the Merger and related matters. If NAVIO holds a stockholders' meeting, the Board of Directors of NAVIO will solicit proxies from NAVIO's stockholders to vote such stockholders' shares at the meeting. In soliciting such written consent or proxies, the Board of Directors of NAVIO will recommend to the NAVIO stockholders that they approve this Agreement, the Merger and all related matters and shall take all reasonable actions to obtain the approval of the NAVIO stockholders entitled to vote on or consent to this Agreement, the Merger and any related matters in accordance with the DGCL and NAVIO's Certificate of Incorporation and Bylaws; provided, however, that the foregoing will not require the Board of Directors to take any action which is inconsistent with the exercise of its fiduciary duty. As soon as reasonably practicable, NAVIO will prepare a disclosure and/or proxy statement, reasonably acceptable to NCI, with respect to the solicitation of written consents and/or proxies from the stockholders of NAVIO to approve this Agreement, the Merger and all related matters.

     Section 4.8 DOCUMENTS DELIVERED TO STOCKHOLDERS. NAVIO will take all reasonable steps necessary to ensure that the description of, and information relating to, NAVIO, NAVIO's Business and stockholders and the transactions contemplated by this Agreement contained in the documents delivered to NAVIO stockholders, to the extent prepared by NAVIO expressly for use in such documentation, in connection with the Application for Qualification of Securities by permit under Section 25121 of the California Corporate Securities law of 1968 (as amended, the "CSL") and related hearing on the fairness of the Merger pursuant to Section 25142 of the CSL, including any proxy statement and other disclosure documents, will not contain any untrue statement of a material fact, and will not omit to state a material fact necessary to make the statements or facts contained therein not misleading in light of the circumstances under which they are furnished.

     Section 4.9. AMENDMENT TO CERTIFICATE OF INCORPORATION. Prior to the Effective Time, NAVIO shall take all reasonable efforts to effect the amendment of its Certificate of Incorporation, pursuant to a Certificate of Amendment substantially in the form attached as EXHIBIT 4.9 hereto.

     Section 4.10 STOCKHOLDER APPROVAL OF EXCESS PARACHUTE PAYMENTS. In the case of any payments that would constitute "excess parachute payments" under
Section 280G of the Code but for the exception set forth in Sections 280G(b) of the Code, NAVIO will take all reasonable efforts to obtain stockholder approval in a manner that complies with the provisions of Section 280G(b)(5)(B) of the Code and Proposed Regulations Section 1.280G-1, Q&A-7 so that such payments will not be nondeductible under Section 280G of the Code or subject to the excise tax imposed under Section 4999 of the Code.


                                      ARTICLE V

                                   COVENANTS OF NCI

     Section 5.1 REGULAR COURSE OF BUSINESS. Except as set forth in the NCI Disclosure Schedule or otherwise consented to in writing by NAVIO, prior to the Effective Time NCI shall conduct its business in the ordinary and usual course consistent with past practice and shall use reasonable efforts to maintain and preserve intact its business organizations, keep available the services of its officers and employees and maintain positive relations with licensors, licensees, suppliers, contractors, distributors, customers and others having business relationships with them. NCI shall promptly notify NAVIO of any event or occurrence not in the ordinary course of business and will not enter into or amend any agreement or take any action that reasonably could be expected to have a material adverse effect on NCI's Business.

     Section 5.2 RESTRICTED ACTIVITIES AND TRANSACTIONS. Except as provided herein or in the NCI Disclosure Schedule, or as otherwise consented to in writing by NAVIO, prior to the Effective Time, NCI will not:

          (a) Issue, sell, encumber or deliver, or agree to issue, sell, encumber or deliver, any shares of any class of capital stock of NCI or any securities convertible into any such shares or convertible into securities in turn so convertible, or any options, warrants, or other rights calling for the issuance, sale or delivery of any such shares or convertible securities (other than options granted to employees of or consultants to NCI with per share exercise prices equal to fair market value determined in good faith by the Board of Directors of NCI and agreed to in writing by NAVIO, and vesting 25% after one year and 1/48 of the total grant per month thereafter without acceleration as a result of the occurrence of any event); or authorize or propose any change in its equity capitalization, other than the issuance of shares of NCI Common Stock upon the exercise of NCI Options; or accelerate, amend or change the period of exercisability of any rights to purchase securities of NCI or change the vesting period of any restricted stock or options to purchase stock of NCI;

          (b) Mortgage or pledge any of its material assets, tangible or intangible;

          (c) Hire any management personnel or terminate (other than for cause and with a liability to NAVIO of less than $25,000) any employee of NCI, except in the ordinary course of business involving a person with an annual salary of less than $50,000 and only (in the case of a new hire) pursuant to an at-will arrangement without any severance benefits; or increase or amend the compensation to, or the terms of any agreement with, any employee or director;

          (d) Except for End-User Licenses granted consistent with past practices, transfer or license to any person or entity, or otherwise extend, amend or modify, any rights to the NCI Intellectual Property Rights; or

          (e) Enter into or amend any agreements pursuant to which any other party is granted most favored customer status or exclusive marketing, distribution or other similar rights with respect to any products of NAVIO.

     Section 5.3 DOCUMENTS DELIVERED TO STOCKHOLDERS. NCI will take all reasonable steps necessary to ensure that the description of, and information relating to, NCI, NCI's Business and shareholders and the transactions contemplated by this Agreement contained in the documents delivered to NAVIO stockholders, to the extent prepared by NCI expressly for use in such documentation, in connection with the Application for Qualification of Securities by permit under Section 25121 of the CSL and related hearing on the fairness of the Merger pursuant to Section 25142 of the CSL, including any proxy statement and other disclosure documents, will not contain any untrue statement of a material fact, and will not omit to state a material fact necessary to make the statements or facts contained therein not misleading in light of the circumstances under which they are furnished.

     Section 5.4 INDEMNIFICATION OF NAVIO DIRECTORS AND OFFICERS. At the Effective Time, NCI shall assume all obligations of NAVIO under the Indemnification Agreements between NAVIO and each of its Directors AND CERTAIN OF ITS OFFICERS, a list of which are set forth in SCHEDULE 5.4 hereto.

     Section 5.5 NEGOTIATION WITH OTHERS. From and after the date of this Agreement until the earlier of the Effective Time or the termination of this Agreement in accordance with its terms, NCI shall not negotiate to enter into or enter into any transaction that would have as a condition thereto the failure to consummate, or that would otherwise prevent the consummation of, the transactions contemplated by this Agreement.

     Section 5.6 RESTATED CERTIFICATE OF INCORPORATION. Prior to the Effective Time, NCI shall amend and restate its Restated Certificate of Incorporation substantially as set forth in EXHIBIT 5.6 hereto.

     Section 5.7 CARVE OUT FROM COVENANTS. Notwithstanding any provisions to the contrary in Sections 5.1 or 5.2 or any other section of this Agreement, NCI shall have the right to consummate any or all of the transactions described in Schedules 3.2 and 3.9(a)(iii) to the NCI Disclosure Schedule.

                                      ARTICLE VI

                                   MUTUAL COVENANTS

     Section 6.1 CONFIDENTIALITY. Each party agrees to continue to comply with the terms of the confidentiality agreement dated as of March 16, 1997, among ORACLE CORPORATION, NETSCAPE , NCI AND NAVIO.

     Section 6.2 EXPENSES.Each of NCI and NAVIO will separately bear its own expenses incurred in connection with this Agreement or any transaction contemplated hereby.

     Section 6.3 PUBLIC ANNOUNCEMENTS. Except as provided for herein, NCI and NAVIO shall not, from and after the date hereof make, issue or release any public announcement, press release, statement or acknowledgment of the existence of, or reveal publicly the terms, conditions and status of, the transactions provided for herein (including any written communication to employees, customers or the trade) without the prior written consent of the other party as to the content and time of release of and the media in which such statement or announcement is to be made; PROVIDED, HOWEVER, that in the case of announcements, statements, acknowledgments or revelations which any party is required by law to make, issue or release, the making, issuing or releasing of any such announcement, statement, acknowledgment or revelation by the party so required to do so by law shall not constitute a breach of this Agreement if such party shall have given, to the extent reasonably possible, not less than one calendar day prior notice to the other party, and shall have attempted, to the extent reasonably possible, to clear such announcement, statement, acknowledgment or revelation with the other party. Each party hereto agrees that it will not unreasonably withhold any such consent or clearance. The parties will issue a mutually agreed upon joint press release upon execution and delivery of this Agreement.

     Section 6.4 AGREEMENTS TO COOPERATE. Each party will take all reasonable actions necessary to comply promptly with all legal requirements that may be imposed on it with respect to the Merger (including obtaining any and all necessary third party and governmental consents) and shall take all reasonable actions necessary to cooperate promptly with and furnish information to the other party in connection with any such requirements imposed upon the party in connection with the Merger. The parties hereto will consult and cooperate with one another, and consider in good faith the views of one another, in connection with any analyses, appearances, presentations, memoranda, briefs, arguments, opinions and proposals made or submitted by or on behalf of any party hereto in connection with proceedings under or relating to the HSR Act or any other federal or state antitrust or fair trade law.

     Section 6.5 STATE STATUTES. If any state anti-takeover law shall become applicable to the transactions contemplated by this Agreement, NCI and its Board of Directors or NAVIO and its Board of Directors, as the case may be, shall use their reasonable efforts to grant such approvals and take such actions as are necessary so that the transactions contemplated by this Agreement may be consummated as promptly as practicable on the terms contemplated by this Agreement and otherwise to minimize the effects of such state takeover law on the transactions contemplated by this Agreement.

     Section 6.6 FAIRNESS HEARING AND PERMIT. NCI and NAVIO shall prepare an Application for Qualification of Securities by permit under Section 25121 of the CSL, a related Notice of Hearing and a proxy statement and other disclosure materials (the "DISCLOSURE DOCUMENT") to be supplied to the stockholders of NAVIO in connection with the transactions contemplated hereby (collectively, the "HEARING DOCUMENTS"). NAVIO and NCI will file the Hearing Documents as promptly as practicable with the California Department of Corporations and request a hearing on the fairness of the Merger pursuant to Section 25142 of the CSL.

     Section 6.7 ADDITIONAL AGREEMENTS. In case at any time after the Effective Time of the Merger any further action is reasonably necessary to carry out the purposes of this Agreement or to vest the Surviving Corporation with full title to all properties, assets, rights, approvals, immunities and franchises of NAVIO, the proper officers and directors of each party to this Agreement shall take all such necessary action.

     Section 6.8      HSR ACT FILING.

          (a) Each of NCI and NAVIO shall (i) promptly make or cause to be made, or in the case of NETSCAPE , NAVIO shall use commercially reasonable efforts to cause NETSCAPE to make, the filings required of such party or any of its affiliates or subsidiaries under the HSR Act with respect to the Merger and the other transactions provided for in this Agreement, (ii) comply at the earliest practicable date with any request under the HSR Act for additional information, documents, or other material received by such party or any of its affiliates or subsidiaries from the Federal Trade Commission or the Department of Justice or other Governmental Entity in respect of such filings, the Merger, or such other transactions, and (iii) cooperate with the other party in connection with any such filing and in connection with resolving any investigation or other inquiry of any such agency or other Governmental Entity under any Antitrust Laws (as defined in Section 6.8(b)) with respect to any such filing, the Merger, or any such other transaction. Each party shall promptly inform the other party of any material communication with, and any proposed understanding, undertaking, or agreement with, any Governmental Entity regarding any such filings, the Merger, or any such other transactions. Neither party shall participate in any meeting with any Governmental Entity in respect of any such filings, investigation, or other inquiry without giving the other party notice of the meeting and, to the extent permitted by such Governmental Entity, the opportunity to attend and participate.

          (b) Each of NAVIO and NCI shall use its commercially reasonable efforts to resolve such objections, if any, as may be asserted by any Governmental Entity with respect to the Merger or any other transactions provided for in this Agreement under the HSR Act, the Sherman Act, as amended, the Clayton Act, as amended, the Federal Trade Commission Act, as amended, and any other federal, state or foreign statutes, rules, regulations, orders, or decrees that are designed to prohibit, restrict or regulate actions having the purpose or effect of monopolization or restraint of trade (collectively, "ANTITRUST LAWS"). In connection therewith, if any administrative or judicial action or proceeding is instituted (or threatened to be instituted) challenging the Merger as violative of any Antitrust Law, and, if by mutual agreement, NCI and NAVIO decide that litigation is in their best interests, each of NCI and NAVIO shall cooperate and use its best efforts vigorously to contest and resist any such action or proceeding and to have vacated, lifted, reversed, or overturned any decree, judgment, injunction, or other order, whether temporary, preliminary, or permanent (each an "Order"), that is in effect and that prohibits, prevents, or restricts consummation of the Merger. Each of NCI and NAVIO shall use commercially reasonable efforts to take such action as may be required to cause the expiration of the notice periods under the HSR Act or other Antitrust Laws with respect to the Merger and such other transactions as promptly as possible after the execution of this Agreement. Notwithstanding anything to the contrary in this Section 6.8, neither NCI or any of its affiliates, nor NAVIO or any of its affiliates, shall be required to divest any of their respective businesses, product lines, or assets, or to take or agree to take any other action or agree to any limitation that would have a material adverse effect on their respective businesses, product lines or assets.

          (c) To the extent required under the HSR Act, NAVIO shall use all reasonable efforts to cause (at NAVIO'S EXPENSE) WEI YEN to comply with the HSR Act in connection with the transactions contemplated by this Agreement on substantially the same terms as set forth above in this Section 6.8 as applicable to NAVIO.

     Section 6.9 DIVIDENDS AND DISTRIBUTIONS; REPURCHASES. Except as otherwise consented to in writing by the other party, neither party shall, prior to the Effective Time, declare or pay any dividend on its capital stock in cash, stock or property, or not redeem, repurchase or otherwise acquire any shares, or rights to acquire shares, of its capital stock, other than repurchases of stock from employees of or consultants to such party under agreements dated prior to the date of this Agreement.

     Section 6.10 CONSENTS, APPROVALS AND FILINGS. Each of NAVIO and NCI will take all reasonable actions to comply as promptly as practicable with the governmental requirements specified in Section 2.5 and 3.5 hereof, respectively, and to obtain on or before the Closing all necessary approvals, authorizations, consents, licenses, clearances or orders of Governmental Entities referred to in such section or of other persons referred to in
Section 2.6 or Section 3.6, respectively, or in their respective Disclosure Schedules.

     Section 6.11 ACCESS TO RECORDS AND PROPERTIES. Each party may, prior to the Effective Time, through its employees, agents and representatives, continue to conduct or cause to be conducted a detailed review of the business, financial condition, properties, assets, books and records of the other party. Each party agrees to assist the other party in conducting such review and investigation and will provide, and will use reasonable efforts to cause its independent public accountants to provide, the other party and its employees, agents and representatives full access to, and complete information concerning all aspects of the business of such party, including its books, records (including Returns filed or in preparation), personnel and premises, the audit work papers and other records relating to such party of its independent public accountants. Neither any investigation by a party nor the receipt by a party of any data or information from the other party, its independent public accountants and other representatives or advisors will affect the right of a party to rely on the representations, warranties or covenants of the other party or the right of such other party to terminate this Agreement as provided in Section 11.1 hereof.

     Section 6.12 REORGANIZATION. From and after the date hereof and until the Effective Time, each party will use its reasonable best efforts to ensure that the Merger will qualify as a reorganization within the meaning of Section 368(a) of the Code.

     Section 6.13 EMPLOYEE BENEFITS. NCI and NAVIO shall cooperate to determine the appropriate employee benefit arrangements to make available to the employees of NCI after the Effective Time. NCI and NAVIO acknowledge that the employees of NCI after the Effective Time will not be eligible to participate in any benefit programs or plans provided to employees of ORACLE.

                                     ARTICLE VII

                     CONDITIONS TO THE OBLIGATIONS OF THE PARTIES

     The obligations of the parties under this Agreement to consummate the Merger will be subject to the satisfaction, or to the waiver by them in the manner contemplated by Section 12.2, on or before the Closing, of the following conditions:

     Section 7.1 STOCKHOLDER APPROVAL. The stockholders of NAVIO and NCI will have taken all action required under the DGCL and the CGCL and its Certificates of Incorporation to effectuate the Merger and the transactions contemplated by this Agreement.

     Section 7.2 HSR. The applicable waiting period under the HSR Act relating to the Merger shall have expired or been terminated.

     Section 7.3 NO INJUNCTIONS OR RESTRAINTS; ILLEGALITY. No temporary restraining order, preliminary or permanent injunction or other order issued by any court of competent jurisdiction or other legal or regulatory restraint or prohibition preventing the consummation of the Merger or materially limiting or restricting the products or operations of NAVIO or NCI after the Merger shall have been issued, nor shall any proceeding brought by a domestic administrative agency or commission or other domestic Governmental Entity, seeking any of the foregoing be pending; nor shall there be any action taken, or any statute, rule, regulation or order enacted, entered, enforced or deemed applicable to the Merger which makes the consummation of the Merger illegal.

                                  ARTICLE VIII

                      CONDITIONS TO THE OBLIGATIONS OF NCI

     The obligations of NCI under this Agreement to consummate the Merger will be subject to the satisfaction, or to the waiver by NCI in the manner contemplated by Section 12.2, on or before the Closing, of the following conditions:

     Section 8.1 PERFORMANCE OF COVENANTS. NAVIO shall have performed and complied in all material respects with each and every covenant, agreement and condition set forth in Article IV, VI, VII and VIII of this Agreement required by this Agreement to be performed or complied with by it prior to or on the Closing.

     Section 8.2 NO GOVERNMENTAL OR OTHER PROCEEDING OR LITIGATION. No order of any court or administrative agency will be in effect which restrains or prohibits any transaction contemplated hereby or which would limit or otherwise affect in a material respect NCI's ownership of NAVIO; no suit, action, or proceeding by any Governmental Entity or any other third party, or investigation or inquiry by any Governmental Entity, will be pending or, to the knowledge of such party threatened against NCI or NAVIO, which challenges the validity or legality, or seeks to restrain the consummation, of any transaction contemplated hereby or which seeks to limit or otherwise affect or challenge NCI's ownership of NAVIO OR NAVIO's (or, upon consummation of the transactions contemplated hereby, NCI's) rights in or to any NAVIO Intellectual Property (including any claim of infringement of the Intellectual Property Rights of any other party); and no written advice shall have been received by NCI, NAVIO or their respective counsel from any Governmental Entity or other person or entity, and remain in effect, stating that an action or proceeding will, if the Merger is consummated or sought to be consummated, be filed seeking to invalidate or restrain the Merger or limit or otherwise affect or challenge NCI's ownership of NAVIO; and there shall not be any action taken, or any statute, rule, regulation or order enacted, entered, enforced or deemed applicable to the Merger, which would
(a) make the consummation of the Merger illegal, (b) render NCI or NAVIO unable to consummate the Merger or (c) prohibit NCI's or NAVIO's ownership or operation of all or any material portion of the business or assets of NAVIO, as a result of the Merger, or compel NCI or NAVIO to dispose of or hold separate all or any material portion of the business or assets of NAVIO.

     Section 8.3 APPROVALS AND CONSENTS. The approvals of the stockholders of NAVIO, and all approvals and authorizations of the Governmental Entities and other third parties set forth in SCHEDULE 8.3 hereto shall have been obtained. NAVIO shall have received the approval of the holders of NAVIO's Series A Preferred Stock required by the DGCL to amend its Certificate of Incorporation as contemplated by Section 4.9 and as required to effect the Merger and the other transactions contemplated by this Agreement.

     Section 8.4 OPINION OF COUNSEL. NCI shall have received from Gunderson Dettmer Stough Villeneuve Franklin & Hachigian, LLP, counsel to NAVIO, an opinion dated the date of the Closing and addressed to NCI, substantially in the form attached hereto as EXHIBIT 8.4.

     Section 8.5 CERTIFICATE. NCI shall have received a certificate signed by the Chief Executive Officer of NAVIO ON NAVIO's behalf to the effect that the conditions set forth in Section 8.1 and 8.13 have been met.

     Section 8.6 TAX OPINION. NCI shall have received an opinion of Venture Law Group, a Professional Corporation, to the effect that the Merger will be treated for federal income tax purposes as a tax-free reorganization within the meaning of Section 368(a) of the Code. In rendering such opinion, counsel may rely upon (and, to the extent reasonably required, the parties and NAVIO's stockholders shall make) reasonable representations and assumptions related thereto.

     Section 8.7 DISSENTING SHARES. The aggregate number of Dissenting Shares for which demands for payment are filed or may still be filed shall not be equal to or exceed 10% of the outstanding shares of NAVIO capital stock immediately prior to the Effective Time.

     Section 8.8 FIRPTA. At the Closing, NAVIO shall deliver to NCI a properly executed statement conforming to the requirements of Treasury Regulation Sections 1.897-2(h)(l)(i) and 1.445-2(c)(3) and NAVIO further agrees to provide the notification to the Internal Revenue Service required pursuant to Treasury Regulation Section 1.897-2(h)(2).

     Section 8.9 PUT/CALL AND VOTING AGREEMENT. NCI shall have received at or prior to the Closing from holders of 90% of NAVIO's capital stock (calculated on a fully-diluted basis) and rights to acquire NAVIO capital stock (calculated on a fully-diluted basis) a duly executed Put/Call and Voting Agreement.

     Section 8.10 STOCKHOLDERS AGREEMENT. NCI shall have received at or prior to the Closing the Stockholders Agreement, duly executed by NETSCAPE , WEI YEN and holders of at least a majority of the NAVIO Series A Preferred Stock.

     Section 8.11 FAIRNESS HEARING AND PERMIT. The hearing on the fairness of the Merger pursuant to Section 25142 of the CSL shall have occurred, and NCI shall have received a permit relating to the issuance of the Merger Securities and the other transactions contemplated by this Agreement, the Stockholders Agreement and the Put/Call and Voting Agreement from the Department of Corporations of the State of California pursuant to its Application for Qualification of Securities by permit under Section 25121 of the CSL.

     Section 8.12 NETSCAPE WARRANT; NAVIO STOCKHOLDER AGREEMENT; NAVIO RIGHTS AGREEMENT. . The NETSCAPE Warrant shall terminate unexercised at the Effective Time. The NAVIO Stockholder Agreement and NAVIO Rights Agreement shall terminate at the Effective Time.

     Section 8.13 REPRESENTATIONS AND WARRANTIES. The representations and warranties of NAVIO in Article II of this Agreement were true and correct in all material respects as of the date of this Agreement.

     Section 8.14. AMENDMENT TO CERTIFICATE OF INCORPORATION. NAVIO shall have amended its Certificate of Incorporation in accordance with Section 4.9.


                                   ARTICLE IX

                       CONDITIONS TO NAVIO'S OBLIGATIONS

     The obligations of NAVIO under this Agreement to consummate the Merger will be subject to the satisfaction, or to the waiver by NAVIO in the manner contemplated by Section 12.2, on or before the Closing, of the following conditions:

     Section 9.1 PERFORMANCE OF COVENANT. NCI shall have performed and complied in all material respects with each and every covenant, agreement and condition contained in Articles V, VI, VII and IX of this Agreement required by this Agreement to be performed or complied with by each prior to or at the Closing.

     Section 9.2 NO GOVERNMENTAL OR OTHER PROCEEDING OR LITIGATION. No order of any court or administrative agency will be in effect which restrains or prohibits any transaction contemplated hereby or which would limit or otherwise affect in a material respect NCI's ownership of NAVIO; no suit, action, or proceeding by any Governmental Entity or any other third party, or investigation or inquiry by any Governmental Entity, will be pending or, to the knowledge of such party, threatened against NCI or NAVIO, which challenges the validity or legality, or seeks to restrain the consummation, of any transaction contemplated hereby or which seeks to limit or otherwise affect or challenge NCI's ownership of NAVIO OR NAVIO's (or, upon consummation of the transactions contemplated hereby, NCI's) rights in or to any NAVIO Intellectual Property (including any claim of infringement of the Intellectual Property Rights of any other party); and no written advice shall have been received by NCI, NAVIO or their respective counsel from any Governmental Entity or other person or entity, and remain in effect, stating that an action or proceeding will, if the Merger is consummated or sought to be consummated, be filed seeking to invalidate or restrain the Merger or limit or otherwise affect or challenge NCI's ownership of NAVIO; and there shall not be any action taken, or any statute, rule, regulation or order enacted, entered, enforced or deemed applicable to the Merger, which would
(a) make the consummation of the Merger illegal, (b) render NCI or NAVIO unable to consummate the Merger or (c) prohibit NCI's or NAVIO's ownership or operation of all or any material portion of the business or assets of NAVIO, as a result of the Merger, or compel NCI or NAVIO to dispose of or hold separate all or any material portion of the business or assets of NAVIO.

     Section 9.3 APPROVALS AND CONSENTS. The approval of the stockholders of NAVIO and NCI, and all approvals and authorizations of the Governmental Entities and other third parties listed in SCHEDULE 9.3 hereto and in the NAVIO Disclosure Schedule shall have been obtained.

     Section 9.4 OPINION OF COUNSEL. NAVIO shall have received from Venture Law Group, a Professional Corporation, counsel to NCI, an opinion dated the date of the Closing and addressed to NAVIO and its stockholders, substantially in the form attached hereto as EXHIBIT 9.4.

     Section 9.5 CERTIFICATES. NAVIO shall have received a certificate signed by the Chief Financial Officer of NCI to the effect that the conditions set forth in Sections 9.1 and 9.8 have been met.

     Section 9.6 TAX OPINION. NAVIO shall have received an opinion of Gunderson Dettmer Stough Villeneuve Franklin & Hachigian, LLP, counsel to NAVIO, to the effect that the Merger will be treated for federal income tax purposes as a reorganization within the meaning of Section 368(a) of the Code. In rendering such opinion, counsel may rely upon (and, to the extent reasonably required, the parties and NAVIO's stockholders shall make) reasonable representations and assumptions related thereto.

     Section 9.7 FAIRNESS HEARING AND PERMIT. The hearing on the fairness of the Merger pursuant to Section 25142 of the CSL shall have occurred, and NCI shall have received a permit relating to the issuance of the Merger Securities and the other transactions contemplated by this Agreement, the Stockholders Agreement and the Put/Call and Voting Agreement from the Department of Corporations of the State of California pursuant to its Application for Qualification of Securities by permit under Section 25121 of the CSL.

     Section 9.8 REPRESENTATIONS AND WARRANTIES. The representations and warranties of NCI in Article III of this Agreement were true and correct in all material respects as of the date of this Agreement.

     Section 9.9 RESTATED CERTIFICATE OF INCORPORATION. NCI shall have amended its Certificate of Incorporation in accordance with Section 5.6.

     Section 9.10 STOCKHOLDERS AGREEMENT AND PUT/CALL AND VOTING AGREEMENT. The Stockholders Agreement and Put/Call and Voting Agreement shall have been executed by NCI and ORACLE.

                                    ARTICLE X

                                    [RESERVED]


                                    ARTICLE XI

                                   TERMINATION

     Section 11.1 TERMINATION AND ABANDONMENT. This Agreement may be terminated and the Merger may be abandoned before the Effective Time, notwithstanding any approval and adoption of this Agreement by the stockholders of NAVIO or NCI:

          (a) By the mutual written consent of the Boards of Directors of NCI and NAVIO;

          (b) By NCI or by NAVIO at any time after July 31, 1997 (or such later date as shall have been agreed to in writing by them, acting through their respective Boards of Directors) if the Merger for any reason has not by such date become effective; PROVIDED, HOWEVER, that this provision shall not be available to NCI if NAVIO has the right to terminate this Agreement under
Section 11.1(e) or to NAVIO if NCI has the right to terminate this Agreement under Section 11.1(d); provided further, that such date shall be extended automatically if the only condition to closing set forth in Articles VII, VIII and IX which has not been satisfied is the condition set forth in
Section 7.2 of this Agreement (but, in no event, past September 30, 1997 without the written consent of NCI and NAVIO).

          (c) By either NCI or NAVIO if a permanent injunction or other order by any federal or state court would make illegal or otherwise restrain or prohibit the consummation of the Merger shall have been issued and shall have become final and nonappealable; or

          (d) By NCI if there has been a material breach of any representation, warranty, covenant or agreement contained in this Agreement on the part of NAVIO and such breach has not been cured within 15 business days after written notice to NAVIO (PROVIDED, that NCI is not in material breach of the terms of this Agreement; and PROVIDED FURTHER, that no cure period shall be required for a breach which by its nature cannot be cured); and

          (e) By NAVIO if there has been a material breach of any representation, warranty, covenant or agreement contained in this Agreement on the part of NCI and such breach has not been cured within 15 business days after written notice to NCI (PROVIDED, that NAVIO is not in material breach of the terms of this Agreement; and PROVIDED FURTHER, that no cure period shall be required for a breach which by its nature cannot be cured).

     The power of termination provided for by this Section 11 may be exercised for NCI or NAVIO only by their respective Boards of Directors and will be effective only after written notice thereof, signed on behalf of the party for which it is given by its Chief Executive Officer or other duly authorized officer, shall have been given to the other. If this Agreement is terminated in accordance with this Section 11.1, the Merger will be abandoned without further action by NCI or NAVIO.

     Section 11.2 EFFECT OF TERMINATION. In the event of termination and abandonment of the Merger pursuant to Section 11.1, none of NCI or NAVIO shall have any liability or further obligation to any of the others, except as a result of any breach of this Agreement.


                                  ARTICLE XII

                           MISCELLANEOUS PROVISIONS

     Section 12.1 AMENDMENT AND MODIFICATION. To the fullest extent provided by applicable law, this Agreement may be amended, modified and supplemented with respect to any of the terms contained herein by mutual consent of the respective Boards of Directors of NCI and NAVIO or by their respective officers duly authorized by such Boards of Directors by an appropriate written instrument executed at any time prior to the Effective Time.

     Section 12.2 WAIVER OF COMPLIANCE. To the fullest extent permitted by law, each of NCI and NAVIO may, pursuant to action by its respective Board of Directors, or its respective officers duly authorized by its Board of Directors, by an instrument in writing extend the time for or waive the performance of any of the obligations of the others or waive compliance by the others with any of the covenants, or waive any of the conditions to its obligations, contained herein. No such extension of time or waiver will operate as a waiver of, or estoppel with respect to, any subsequent or other failure.

     Section 12.3 NO SURVIVAL OF REPRESENTATIONS AND WARRANTIES. The respective representations and warranties of each party hereto contained herein will not be deemed to be waived or otherwise affected by any investigation made by the other party hereto. Such representations and warranties will be extinguished by and will not survive the Effective Time, except for remedies that may be available for fraud.

     Section 12.4 NOTICES. All notices, requests, demands and other communications required or permitted hereunder will be in writing and will be deemed to have been duly given when delivered by hand or when mailed by registered or certified mail, postage prepaid, or when given by facsimile transmission (promptly confirmed in writing), as follows:

          (a)  If to NCI:

               Network Computer, Inc.
               500 Oracle Parkway
               Redwood City, California
               Telephone No.:  (415) 506-5100
               Telecopy No.:  (415) 506-7114
               Attention:  Daniel Cooperman
               with a copy to:

               Venture Law Group
               A Professional Corporation
               2800 Sand Hill Road
               Menlo Park, California  94025
               Telephone No.:  (415) 854-4488
               Telecopy No.:  (415) 854-1121
               Attention:  Donald M. Keller, Jr.

or to such other person as NCI designates in writing delivered to NAVIO in the manner provided in this Section 12.4;

          (b)  If to NAVIO:
               NAVIO COMMUNICATIONS, INC.
               4870 WEST MAUDE AVE.
               SUNNYVALE, CALIFORNIA 94086
               TELEPHONE NO.:  (408) 328-9300
               TELECOPY NO.:  (408) 328-9301
               ATTENTION:  ROGER ROSS
               with copies to:

               Gunderson Dettmer Stough Villeneuve
                 Franklin & Hachigian, LLP
               155 Constitution Drive
               Menlo Park CA 94025
               Telephone No.: (415) 321-2400
               Telecopy No.: (415) 321-2800
               Attention:  Steven M. Spurlock

or to such other person as NAVIO designates in writing, delivered to NCI in the manner provided in this Section 12.4.

     Section 12.5 ASSIGNMENT. This Agreement and all of the provisions hereof will be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns, but neither this Agreement nor any of the rights, interests or obligations hereunder may be assigned by any of the parties hereto without the prior written consent of the other parties.

     Section 12.6 GOVERNING LAW. This Agreement and the legal relations between the parties hereto will be governed by and construed in accordance with the laws of the State of California, without giving effect to the choice of law principles thereof; PROVIDED, HOWEVER, that the law governing the fiduciary duties of each party hereto and their respective boards of directors and the law governing any other matters of internal corporate governance of any of NCI or NAVIO shall be the law of their respective jurisdictions of incorporation.

     Section 12.7 PARTIES IN INTEREST. Nothing expressed or implied in this Agreement is intended or will be construed to confer upon or give to any person, firm or corporation other than the parties hereto any rights or remedies under or by reason of this Agreement or any transaction contemplated hereby, except as specifically provided in this Agreement.

     Section 12.8 COUNTERPARTS. This Agreement may be executed in two or more counterparts and by the different parties hereto on separate counterparts, each of which will be deemed an original, but all of which together will constitute one and the same instrument.

     Section 12.9 HEADINGS AND REFERENCES. The headings of the sections and articles of this Agreement are inserted for convenience of reference only and will not by themselves determine the interpretation of this Agreement. All references herein to sections and articles are to sections and articles of this Agreement, unless otherwise indicated.

     Section 12.10 ENTIRE AGREEMENT. This Agreement, including the NAVIO Disclosure Schedule and the NCI Disclosure Schedule, the schedules and exhibits and other documents referred to herein which form a part hereof, contains the entire understanding of the parties hereto in respect of the subject matter contained herein. There are no restrictions, promises, representations, warranties, covenants, or undertakings with respect to the subject matter contained herein, other than those expressly set forth or referred to herein. This Agreement supersedes all prior agreements and understandings between the parties with respect to such subject matter.

     Section 12.11 SEVERABILITY. If any provision of this Agreement, or the application thereof, will for any reason and to any extent be invalid or unenforceable, the remainder of this Agreement and application of such provision to other persons or circumstances will be interpreted so as reasonably to effect the intent of the parties hereto. The parties further agree to replace such invalid or unenforceable provision of this Agreement with a valid and enforceable provision that will achieve, to the extent possible, the economic, business and other purposes of the invalid and unenforceable provision.

     Section 12.12 OTHER REMEDIES. Except as otherwise provided herein, any and all remedies herein expressly conferred upon a party will be deemed cumulative with and not exclusive of any other remedy conferred hereby or by law or equity on such party, and the exercise of any one remedy will not preclude the exercise of any other.

     Section 12.13 FURTHER ASSURANCES. Each party agrees to cooperate fully with the other parties and to execute such further instruments, documents and agreements and to give such further written assurances as may be reasonably requested by any other party to evidence and reflect the transactions described herein and contemplated hereby and to carry into effect the intents and purposes of this Agreement.

     Section 12.14 MUTUAL DRAFTING. This Agreement is the joint product of NCI and NAVIO, and each provision hereof has been subject to the mutual consultation, negotiation and agreement of NCI and NAVIO, and shall not be construed for or against any party hereto.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date and year first written above.

                              NETWORK COMPUTER, INC.


                              By:
                                 -------------------------------------
                              Name:
                              Title:


                              NAVIO COMMUNICATIONS, INC.


                              By:
                                 -------------------------------------
                              Name:
                              Title:

                                  EXHIBIT 1.7

                   (PROCEDURES FOR ISSUING MERGER SECURITIES)

     1. Prior to the Effective Time, NCI will appoint an agent that is reasonably satisfactory to NAVIO to act as Exchange Agent (the "EXCHANGE AGENT") hereunder or agree to serve as its own Exchange Agent. If so elected by NCI, NAVIO consents to NCI acting as Exchange Agent hereunder. As soon as practicable following the Effective Time, NCI will issue and deliver to the Exchange Agent certificates ("NEW CERTIFICATES") representing a sufficient number of shares of NCI Series B Stock and NCI Series C Stock for issuance pursuant to Section 1.4(a) hereof.

     2. As soon as practicable (but in any event within 10 days) after the Effective Time, the Exchange Agent will send written notice to each record holder of certificates representing shares of NAVIO capital stock converted pursuant to Section 1.4(a) hereof ("OLD CERTIFICATES") of the manner and basis for exchanging Old Certificates for New Certificates.

     3. Upon surrender for cancellation to the Exchange Agent of one or more Old Certificates, accompanied by a duly executed letter of transmittal in proper form, the Exchange Agent will, as promptly as practicable, deliver to each holder of such surrendered Old Certificates, New Certificates representing the number of shares of NCI Series B Stock or NCI Series C Stock to which the holder of NAVIO capital stock is entitled pursuant to Section 1.4(a) hereof, together with checks for payment of cash in lieu of fractional interests to be issued in respect of the Old Certificates. NCI will deliver to the Exchange Agent, when required, cash sufficient to settle the payment for fractional interests.

     4. Until Old Certificates have been surrendered and exchanged as herein provided for New Certificates, each outstanding Old Certificate will be deemed for all corporate purposes of NCI, other than the payment of dividends or any distributions to the extent contemplated below, to evidence ownership of the number of shares of NCI Series B Stock or NCI Series C Stock into which the number of shares of NAVIO capital stock shown thereon have been converted pursuant to Section 1.4(a) hereof. No dividends or other distributions declared on NCI Series B Stock or NCI Series C Stock will be paid to persons otherwise entitled to receive the same until the Old Certificates have been surrendered in exchange for New Certificates in the manner herein provided, but upon such surrender, such dividends or other distributions will be paid to such persons in accordance with the terms of such securities. In no event will the persons entitled to receive such dividends or other distributions be entitled to receive interest on such dividends or other distributions. From and after the Effective Time, NCI will, however, be entitled to treat Old Certificates which have not yet been surrendered for exchange as evidencing the ownership of the number of shares of NCI Series B Stock or NCI Series C Stock into which the shares of NAVIO capital stock represented by such Old Certificates will have been converted, notwithstanding any failure to surrender such Old Certificates.

     5. No transfer taxes will be payable by any stockholder of NAVIO in connection with the exchange of Old Certificates for New Certificates, except that if any New Certificate is to be issued in a name other than that in which the Old Certificate surrendered in exchange therefor is registered, it will be a condition of such exchange that the person requesting such exchange will pay to the Exchange Agent any transfer or other taxes required by reason of the issuance of the New Certificate in a name other than the registered holder of the Old Certificate, or will establish to the satisfaction of the Exchange Agent that such tax has been paid or is not applicable.

     6. The appointment of the Exchange Agent may be terminated at any time after one year following the Effective Time. Upon termination of such appointment, Old Certificates will be surrendered to, and New Certificates delivered by, NCI or its agent. If outstanding Old Certificates are not surrendered prior to two years after the Effective Time (or, in any particular case, prior to such earlier date on which dividends or other distributions, if any, would otherwise escheat to or become the property of any governmental unit or agency), the amount of dividends and other distributions, if any, which have become payable and which thereafter become payable on Merger Securities evidenced by such Old Certificates as provided herein will, to the extent permitted by applicable law, become the property of the Surviving Corporation (and, to the extent not in its possession, will be paid over to it by NCI), free and clear of all claims or interest of any person previously entitled thereto.